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                                                                    EXHIBIT 99.1

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                          AGREEMENT AND PLAN OF MERGER


                          DATED AS OF OCTOBER 20, 2003

                                     BETWEEN

                    SEACOAST FINANCIAL SERVICES CORPORATION,

                          COAST MERGER SUB CORPORATION

                                       AND

                              ABINGTON BANCORP INC.


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                                TABLE OF CONTENTS

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ARTICLE I - DEFINITIONS; DISCLOSURE...............................................................................1
     1.01.    CERTAIN DEFINITIONS.................................................................................1
     1.02.    OTHER DEFINITIONAL MATTERS.........................................................................10
     1.03.    DISCLOSURE SCHEDULES...............................................................................10

ARTICLE II - THE MERGER..........................................................................................10
     2.01.    THE MERGER.........................................................................................10
     2.02.    EFFECTIVE DATE AND EFFECTIVE TIME; CLOSING.........................................................12
     2.03.    PARENT MERGER......................................................................................12

ARTICLE III - CONSIDERATION; EXCHANGE PROCEDURES.................................................................12
     3.01.    CONVERSION OF SHARES...............................................................................12
     3.02.    OPTIONAL TERMINATION...............................................................................13
     3.03.    ELECTION PROCEDURES................................................................................13
     3.04.    EXCHANGE PROCEDURES................................................................................17
     3.05.    RIGHTS AS SHAREHOLDERS; STOCK TRANSFERS............................................................19
     3.06.    NO FRACTIONAL SHARES...............................................................................19
     3.07.    DISSENTING SHARES..................................................................................19
     3.08.    ANTI-DILUTION PROVISIONS...........................................................................20
     3.09.    WITHHOLDING RIGHTS.................................................................................20
     3.10.    COMPANY OPTIONS....................................................................................20
     3.11.    DIRECTORS' DEFERRED COMPENSATION PLAN..............................................................20
     3.12.    REGISTRATION STATEMENT.............................................................................21

ARTICLE IV - ACTIONS PENDING ACQUISITION.........................................................................21
     4.01.    AGREEMENTS OF THE COMPANY..........................................................................21
     4.02.    AGREEMENTS OF PARENT AND MERGER SUB................................................................27

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................................27
     5.01.    ORGANIZATION, STANDING AND AUTHORITY...............................................................27
     5.02.    COMPANY CAPITAL STOCK..............................................................................27
     5.03.    SUBSIDIARIES.......................................................................................28
     5.04.    CORPORATE POWER....................................................................................29
     5.05.    CORPORATE AUTHORITY................................................................................29
     5.06.    REGULATORY APPROVALS; NO DEFAULTS..................................................................30
     5.07.    REPORTS............................................................................................31
     5.08.    ABSENCE OF UNDISCLOSED LIABILITIES.................................................................32
     5.09.    ABSENCE OF CERTAIN CHANGES OR EVENTS...............................................................32
     5.10.    LITIGATION.........................................................................................33
     5.11.    REGULATORY MATTERS.................................................................................33
     5.12.    COMPLIANCE WITH LAWS...............................................................................34
     5.13.    MATERIAL CONTRACTS; DEFAULTS.......................................................................35
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     5.14.    NO BROKERS.........................................................................................36
     5.15.    EMPLOYEE BENEFIT PLANS.............................................................................37
     5.16.    LABOR MATTERS......................................................................................38
     5.17.    ENVIRONMENTAL MATTERS..............................................................................39
     5.18.    TAX MATTERS........................................................................................40
     5.19.    RISK MANAGEMENT INSTRUMENTS........................................................................42
     5.20.    INVESTMENT SECURITIES..............................................................................42
     5.21.    LOANS; NONPERFORMING AND CLASSIFIED ASSETS.........................................................42
     5.22.    BANK OWNED LIFE INSURANCE..........................................................................43
     5.23.    PROPERTIES.........................................................................................44
     5.24.    INTELLECTUAL PROPERTY..............................................................................44
     5.25.    FIDUCIARY ACCOUNTS.................................................................................44
     5.26.    CAPITALIZATION.....................................................................................44
     5.27.    COMMUNITY REINVESTMENT ACT, ANTI-MONEY LAUNDERING AND CUSTOMER INFORMATION SECURITY................45
     5.28.    BOOKS AND RECORDS..................................................................................45
     5.29.    INSURANCE..........................................................................................45
     5.30.    ALLOWANCE FOR LOAN LOSSES..........................................................................45
     5.31.    CREDIT CARD ACCOUNTS...............................................................................46
     5.32.    MERCHANT PROCESSING................................................................................46
     5.33.    TRANSACTIONS WITH AFFILIATES.......................................................................46
     5.34.    REQUIRED VOTE; ANTITAKEOVER PROVISIONS.............................................................46
     5.35.    FAIRNESS OPINION...................................................................................46
     5.36.    TRANSACTIONS IN SECURITIES.........................................................................46
     5.37.    DISCLOSURE.........................................................................................47

ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.............................................47
     6.01.    ORGANIZATION, STANDING AND AUTHORITY...............................................................47
     6.02.    PARENT STOCK.......................................................................................47
     6.03.    SUBSIDIARIES.......................................................................................48
     6.04.    CORPORATE POWER....................................................................................48
     6.05.    CORPORATE AUTHORITY................................................................................48
     6.06.    REGULATORY APPROVALS; NO DEFAULTS..................................................................48
     6.07.    FINANCIAL REPORTS AND SEC DOCUMENTS; MATERIAL ADVERSE EFFECT.......................................49
     6.08.    LITIGATION.........................................................................................50
     6.09.    NO BROKERS.........................................................................................50
     6.10.    TAX MATTERS........................................................................................50
     6.11.    REGULATORY MATTERS.................................................................................50
     6.12.    OWNERSHIP OF COMPANY COMMON STOCK..................................................................51
     6.13.    FINANCIAL ABILITY..................................................................................51
     6.14.    COMPLIANCE WITH LAWS...............................................................................52
     6.15.    BOOKS AND RECORDS..................................................................................52
     6.16.    ALLOWANCE FOR LOAN LOSSES..........................................................................52
     6.17.    ENVIRONMENTAL MATTERS..............................................................................52
     6.18.    DISCLOSURE.........................................................................................53
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                                      (ii)
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ARTICLE VII - COVENANTS..........................................................................................53
     7.01.    REASONABLE BEST EFFORTS............................................................................53
     7.02.    SHAREHOLDER APPROVAL...............................................................................53
     7.03.    REGISTRATION STATEMENT.............................................................................54
     7.04.    REGULATORY FILINGS.................................................................................55
     7.05.    PRESS RELEASES.....................................................................................55
     7.06.    ACCESS; INFORMATION................................................................................56
     7.07.    AFFILIATES.........................................................................................56
     7.08.    ACQUISITION PROPOSALS..............................................................................57
     7.09.    CERTAIN POLICIES...................................................................................58
     7.10.    NASDAQ LISTING.....................................................................................58
     7.11.    INDEMNIFICATION....................................................................................58
     7.12.    EMPLOYMENT AND BENEFIT MATTERS.....................................................................60
     7.13.    BANK MERGER........................................................................................61
     7.14.    NOTIFICATION OF CERTAIN MATTERS....................................................................61
     7.15.    UPDATE OF DISCLOSURE SCHEDULES.....................................................................62
     7.16.    CURRENT INFORMATION................................................................................62
     7.17.    LOAN LOSS RESERVES.................................................................................62
     7.18.    RELATED AGREEMENTS.................................................................................62
     7.19.    SECTION 16 MATTERS.................................................................................63
     7.20.    EXECUTIVE COMMITTEE................................................................................63
     7.21.    PARENT PRODUCTS AND SERVICES.......................................................................63
     7.22.    ALCO MANAGEMENT....................................................................................63
     7.23.    COORDINATION OF DIVIDENDS..........................................................................63

ARTICLE VIII - CONDITIONS TO CONSUMMATION OF THE MERGER..........................................................63
     8.01.    CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.........................................63
     8.02.    CONDITIONS TO OBLIGATION OF THE COMPANY............................................................64
     8.03.    CONDITIONS TO OBLIGATIONS OF PARENT................................................................65

ARTICLE IX - TERMINATION.........................................................................................67
     9.01.    TERMINATION........................................................................................67
     9.02.    EFFECT OF TERMINATION; EXPENSES....................................................................69
     9.03.    COMPANY SPECIAL PAYMENT............................................................................69

ARTICLE X - MISCELLANEOUS........................................................................................71
     10.01.   SURVIVAL...........................................................................................71
     10.02.   WAIVER; AMENDMENT..................................................................................71
     10.03.   COUNTERPARTS.......................................................................................71
     10.04.   GOVERNING LAW......................................................................................71
     10.05.   EXPENSES...........................................................................................72
     10.06.   NOTICES............................................................................................72
     10.07.   ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES.................................................72
     10.08.   SEVERABILITY.......................................................................................73
     10.09.   ENFORCEMENT OF THE AGREEMENT.......................................................................73
     10.10.   INTERPRETATION.....................................................................................73
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                                      (iii)
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     10.11.   ASSIGNMENT.........................................................................................73
     10.12.   ALTERNATIVE STRUCTURE..............................................................................73

ANNEX A  Form of Voting Agreement
ANNEX B  List of Shareholders
ANNEX C  Index Group

                                      (iv)
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     AGREEMENT AND PLAN OF MERGER, dated as of October 20, 2003 (this
"AGREEMENT"), by and among Seacoast Financial Services Corporation ("PARENT"), Coast Merger Sub Corporation ("MERGER SUB") and Abington Bancorp Inc. (the "COMPANY").

                                    RECITALS

     WHEREAS, the Company is a Massachusetts corporation, having its principal place of business in Weymouth, Massachusetts.

     WHEREAS, Parent is a Massachusetts corporation, having its principal place of business in New Bedford, Massachusetts.

     WHEREAS, Merger Sub, a wholly-owned subsidiary of Parent, is a Massachusetts corporation, having its principal place of business in New Bedford, Massachusetts.

     WHEREAS, the Boards of Directors of Parent and the Company have each determined that it is advisable and in the best interests of their respective companies and their stockholders for the Company to merge with and into Parent, subject to the terms and conditions set forth herein.

     WHEREAS, as a condition and inducement to Parent to enter into this Agreement, each Shareholder (as defined herein) is entering into an agreement, simultaneously with the execution of this Agreement, in the form of ANNEX A hereto (collectively, the "VOTING AGREEMENTS") pursuant to which each Shareholder has agreed, among other things, to vote the Shareholder's shares of Company Common Stock in favor of this Agreement.

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and to prescribe certain conditions to the Merger;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:


                       ARTICLE I - DEFINITIONS; DISCLOSURE

     1.01. CERTAIN DEFINITIONS. The following terms are used in this Agreement with the meanings set forth below:

     "ACQUISITION PROPOSAL" shall mean (x) a bona fide proposal by any person (other than Parent or any subsidiary of Parent) to the Company or its stockholders to engage in a Change in Control Transaction, (y) a public statement by any person (other than Parent or any subsidiary of Parent) to the Company or its stockholders of such person's intention to make a proposal to engage in a Change in Control Transaction if this Agreement terminates or (z) the filing by any person (other than Parent or any subsidiary of Parent) of an application or notice with any Governmental Authority to engage in a Change in Control Transaction.

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     "ADJUSTED PER SHARE STOCK CONSIDERATION" has the meaning set forth in
Section 3.03(j).

     "AFFILIATE AGREEMENT" has the meaning set forth in Section 7.07.

     "AGREEMENT" means this Agreement, as amended or modified from time to time in accordance with Section 10.02.

     "AGGREGATE CASH CONSIDERATION" shall be the product of the number of shares of Company Common Stock outstanding immediately prior to the Effective Time times 0.25 times the Per Share Cash Consideration.

     "AGGREGATE STOCK CONVERSION SHARES" has the meaning set forth in Section 3.03(j).

     "ALTERNATIVE PER SHARE CASH AMOUNT" has the meaning set forth in Section 3.03(j).

     "ARTICLES OF MERGER" has the meaning set forth in Section 2.02(a).

     "AVERAGE CLOSING PRICE" of the Parent Common Stock shall be determined by obtaining the closing prices per share of Parent Common Stock on Nasdaq (as reported by the WALL STREET JOURNAL or, if not reported thereby, another authoritative source), for the 14 consecutive Nasdaq trading days ending on and including the Determination Date, discarding the two highest and the two lowest closing prices, and averaging the remaining closing prices.

     "BANK MERGER" has the meaning set forth in Section 7.13.

     "BANK MERGER AGREEMENT" has the meaning set forth in Section 7.13.

     "BANK REGULATOR" shall mean and include, any pertinent federal or state Governmental Authority charged with the supervision of banks or bank or financial holding companies or engaged in the insurance of bank deposits, including without limitation, the Federal Reserve Board, the FDIC, the Depositors Insurance Fund of Massachusetts, the Massachusetts Bank Commissioner and the Massachusetts Board.

     "BENEFIT PLANS" has the meaning set forth in Section 4.01(b)(5).

     "BHCA" means the Bank Holding Company Act of 1956, as amended.

     "BOLI" has the meaning set forth in Section 5.22.

     "BUSINESS DAY" means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. Government or any day on which banking institutions in the Commonwealth of Massachusetts are authorized or obligated to close.

     "CASH ELECTION SHARES" has the meaning set forth in Section 3.03(b)(ii).

     "CERTIFICATE" means any certificate which immediately prior to the Effective Time represented shares of Company Common Stock.

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     "CHANGE IN CONTROL TRANSACTION" shall mean (A) a merger, reorganization, tender or exchange offer, recapitalization, reorganization, liquidation, share exchange, consolidation or similar transaction involving the Company or any Company Subsidiary, (B) the disposition, by sale, lease, exchange or otherwise, of assets of the Company or any Company Subsidiary representing in either case 15% or more of the consolidated assets of the Company and the Company Subsidiaries, or (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 15% or more of the voting power of the Company or any Company Subsidiary.

     "CLOSING" and "CLOSING DATE" have the meanings set forth in Section
2.02(b).

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMUNITY REINVESTMENT ACT" means the Community Reinvestment Act of 1977, as amended.

     "COMPANY" has the meaning set forth in the preamble to this Agreement.

     "COMPANY AFFILIATES" has the meaning set forth in Section 7.07.

     "COMPANY ARTICLES" means the Articles of Organization of the Company.

     "COMPANY BANK" means Abington Savings Bank, a Massachusetts savings bank in stock form, with its principal administrative office at 97 Libbey Parkway, Weymouth, Massachusetts, and any successor thereto.

     "COMPANY BOARD" means the Board of Directors of the Company.

     "COMPANY BOARD RECOMMENDATION" has the meaning set forth in Section 7.02.

     "COMPANY BYLAWS" means the Bylaws of the Company.

     "COMPANY COMMON STOCK" means the common stock, $.10 par value per share, of the Company.

     "COMPANY LOAN PROPERTY" has the meaning set forth in Section 5.17(b).

     "COMPANY MEETING" has the meaning set forth in Section 7.02.

     "COMPANY OPTIONS" means the options to acquire Company Common Stock issued under the Company Stock Option Plans.

     "COMPANY PREFERRED STOCK" means the serial preferred stock, par value $.10 per share, of the Company.

     "COMPANY REGULATORY AUTHORITIES" has the meaning set forth in Section 5.11(a).

     "COMPANY REPORTS" has the meaning set forth in Section 5.07(b).

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     "COMPANY SPECIAL PAYMENT" has the meaning set forth in Section 9.03.

     "COMPANY STOCK" means, collectively, the Company Common Stock and the Company Preferred Stock.

     "COMPANY STOCK OPTION PLANS" means the (1) Abington Bancorp Inc. Incentive and Nonqualified Stock Option Plan, as amended and restated January 31, 1997,
(2) Abington Bancorp Inc. 1997 Incentive and Nonqualified Stock Option Plan, (3) Abington Bancorp Inc. 2000 Incentive and Nonqualified Stock Option Plan, (4) Abington Bancorp Inc. 2003 Stock Incentive Plan and (5) Abington Long Term Performance Incentive Plan.

     "DETERMINATION DATE" means the date on which the last required approval of a Governmental Authority is obtained with respect to the Transactions, without regard to any requisite waiting period.

     "DERIVATIVES CONTRACT" has the meaning set forth in Section 5.19.

     "DISCLOSURE SCHEDULE" has the meaning set forth in Section 1.03.

     "DISSENTING SHARES" has the meaning set forth in Section 3.07.

     "DPC SHARES" means shares of Company Common Stock held in respect of debt previously contracted.

     "EFFECTIVE DATE" has the meaning set forth in Section 2.02(a).

     "EFFECTIVE TIME" has the meaning set forth in Section 2.02(a).

     "ELECTION DEADLINE" has the meaning set forth in Section 3.03(e).

     "ELECTION FORM" has the meaning set forth in Section 3.03(a)(ii).

     "EMPLOYEES" has the meaning set forth in Section 5.15(a).

     "ENVIRONMENTAL LAWS" has the meaning set forth in Section 5.17.

     "EQUAL CREDIT OPPORTUNITY ACT" means the Equal Credit Opportunity Act, as amended.

     "EQUITY INTERESTS" means, with respect to any Person, warrants, options, rights, subscriptions, calls, commitments, convertible securities and other arrangements or commitments of any character which call for the Person to issue, deliver or dispose, or cause to be issued, delivered or disposed, any of its or its Subsidiaries' capital stock or other ownership or equity interests of such Person or its Subsidiaries.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA AFFILIATE" has the meaning set forth in Section 5.15(d).

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     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "EXCHANGE AGENT" has the meaning set forth in Section 3.03(a).

     "EXPENSES" has the meaning set forth in Section 9.02(b)

     "EXPIRATION DATE" has the meaning set forth in Section 9.01(b).

     "FAIR HOUSING ACT" means the Fair Housing Act, as amended.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FEDERAL RESERVE ACT" means the Federal Reserve Act, as amended.

     "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System.

     "FILL OPTION" has the meaning set forth in Section 9.01(h).

     "FINAL INDEX PRICE" means the sum of the Final Prices for each company comprising the Index Group multiplied by the appropriate weight.

     "FINAL PRICE," with respect to any company belonging to the Index Group, means the arithmetic mean of the daily closing sales prices of a share of common stock of such company, as reported on the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, for the same 14 trading days used in calculating the Average Closing Price.

     "GAAP" means United States generally accepted accounting principles.

     "GOVERNMENTAL AUTHORITY" means any United States or foreign, federal, state or local governmental commission, board, body, bureau, or other regulatory authority, agency, including courts and other judicial bodies, or any self-regulatory body or authority, including any instrumentality or entity designated to act for or on behalf of the foregoing.

     "HAZARDOUS SUBSTANCE" has the meaning set forth in Section 5.17.

     "INDEMNIFIED PARTY," "INDEMNIFIED PARTIES" and "INDEMNIFYING PARTY" have the meanings set forth in Section 7.11(a).

     "INDEX GROUP" means the twenty-two (22) financial institution holding companies listed on Annex C attached hereto, the common stock of all of which shall be publicly traded and as to which there shall not have been a publicly announced proposal for or press report concerning the acquisition of any such company or as to which any such company shall have made a proposal to acquire another company in which 20% or more of its outstanding shares are issued, in each case at any time during the period beginning on the date of this Agreement and ending on the Determination Date. In the event that, at any time during the period beginning on the date of this

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Agreement and ending on the Determination Date, the common stock of any such company ceases to be publicly traded, a proposal to acquire any such company is announced, or a press report concerning such topic is released, or such company announces an acquisition proposal in which 20% or more of such company's outstanding shares are to be issued, such company will be removed from the Index Group, and the weights attributed to the remaining companies will be adjusted proportionately for purposes of determining the Final Index Price and the Initial Index Price. The twenty-two (22) financial institution holding companies and the weights attributed to them are listed on Annex C.

     "INDEX RATIO" has the meaning set forth in Section 9.01(h).

     "INITIAL INDEX PRICE" means the sum of each per share closing price of the common stock of each company comprising the Index Group multiplied by the applicable weighting, as such prices are reported on the consolidated transactions reporting system for the market or exchange on which such common stock is principally traded, on the trading day immediately preceding the public announcement of the Agreement.

     "INSURANCE AMOUNT" has the meaning set forth in Section 7.11(c).

     "INSURANCE POLICIES" has the meaning set forth in Section 5.29.

     "JPM" means James P. McDonough.

     "JOINT VENTURE" means any corporation, limited liability company, limited liability partnership, partnership, joint venture, trust, association or other entity which is not a Subsidiary of the Company, as the case may be, and in which (a) the Company, directly or indirectly, owns or controls any shares of any class of the outstanding voting securities or other Equity Interests, including without limitation, an equity investment, as such term as of the date hereof is defined in the FDIC's rules and regulations regarding activities and investments of insured state banks at 12 C.F.R. Section 362.2(g), or (b) the Company or any of its Subsidiaries is a general partner.

     "KNOWLEDGE" or any words or phrase of similar effect means, with respect to any Person, the actual knowledge of such Person, after reasonable due inquiry.

     "KMT" means Kevin M. Tierney.

     "LIENS" means any charge, mortgage, pledge, security interest, restriction, options, rights of first refusal, claim, lien or encumbrance.

     "LOANS" has the meaning set forth in Section 5.21(a).

     "LOAN LOSS RESERVES" shall mean the reserves established by the Company in accordance with its customary practices with respect to Loans as of the Closing Date.

     "MASSACHUSETTS BANK COMMISSIONER" means the Commissioner of Banks of The Commonwealth of Massachusetts.

     "MASSACHUSETTS BOARD" means the Massachusetts Board of Bank Incorporation.

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     "MATERIAL ADVERSE EFFECT" means, with respect to any Person, any change or effect that (i) is or would be reasonably likely to be material and adverse to the financial position, results of operations or business of such Person and its Subsidiaries taken as a whole or (ii) would materially impair the ability of any of any Person to perform their respective obligations under this Agreement or the Bank Merger Agreement or otherwise materially impede the consummation of the Transactions.

     "MATERIAL CONTRACT" has the meaning set forth in Sections 5.13.

     "MAXIMUM SHARE AMOUNT" has the meaning set forth in Section 3.03(j).

     "MBCL" means the Massachusetts Business Corporations Law, MGL Chapter 156B, Sections 1 et seq., as amended.

     "MERGER" has the meaning set forth in Section 2.01(a).

     "MERGER CONSIDERATION" means the number of whole shares of Parent Common Stock, plus cash in lieu of any factional share interest, and/or the amount of cash into which shares of Company Common Stock shall be converted pursuant to the provisions of Article III.

     "MERGER SUB" has the meaning set forth in the preamble to this Agreement.

     "MERGER SUB ARTICLES" means the Articles of Organization of Merger Sub.

     "MERGER SUB COMMON STOCK" has the meaning set forth in Section 3.01(c).

     "MHPF" means the Massachusetts Housing Partnership Fund.

     "MIXED ELECTION" has the meaning set forth in Section 3.03(b)(iii).

     "NASDAQ" means The Nasdaq Stock Market, Inc.'s National Market.

     "NATIONAL LABOR RELATIONS ACT" means the National Labor Relations Act, as amended.

     "NO-ELECTION SHARES" has the meaning set forth in Section 3.03(b)(iv).

     "OREO" means other real estate owned.

     "PARENT" has the meaning set forth in the preamble to this Agreement.

     "PARENT ARTICLES" means the Articles of Organization of Parent, as amended.

     "PARENT BANK" means Compass Bank for Savings, and any successor thereto.

     "PARENT BENEFITS PLANS" has the meaning set forth in Section 7.12(a).

     "PARENT BOARD" means the Board of Directors of Parent.

     "PARENT BYLAWS" means the Bylaws of Parent.

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     "PARENT COMMON STOCK" means the common stock, $.01 par value per share, of
Parent.

     "PARENT MERGER" has the meaning set forth in Section 2.03.

     "PARENT MERGER AGREEMENT" has the meaning set forth in Section 2.03.

     "PARENT PREFERRED STOCK" means the preferred stock, $.01 par value per share, of Parent.

     "PARENT RATIO" has the meaning set forth in Section 9.01(h).

     "PARENT REGULATORY AUTHORITY" has the meaning set forth in Section 6.11(a).

     "PAYMENT EVENT" has the meaning set forth in Section 9.03(a).

     "PENSION PLAN" has the meaning set forth in Section 5.15(b).

     "PER SHARE CASH CONSIDERATION" has the meaning set forth in Section 3.01(d)(ii).

     "PER SHARE MERGER CONSIDERATION" means the Per Share Stock Consideration PLUS cash in lieu of any fractional share interest and/or the Per Share Cash Consideration and/or the Alternative Per Share Cash Amount.

     "PER SHARE STOCK CONSIDERATION" has the meaning set forth in Section 3.01(d)(i).

     "PERSON" means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company or unincorporated organization.

     "PREVIOUSLY DISCLOSED" by a party shall mean information set forth in a section of its Disclosure Schedule corresponding to the section of this Agreement where such term is used (except as otherwise specifically provided in this Agreement).

     "PROXY STATEMENT" has the meaning set forth in Section 7.03(a).

     "REALLOCATED CASH SHARES" has the meaning set forth in Section
3.03(g)(i)(3).

     "REALLOCATED STOCK SHARES" has the meaning set forth in Section 3.03(g)(ii)(2).

     "REGISTRATION STATEMENT" has the meaning set forth in Section 7.03(a).

     "REPRESENTATIVES" has the meaning set forth in Section 7.08.

     "SAIF" means the Savings Association Insurance Fund maintained by the FDIC.

     "SEC" means the Securities and Exchange Commission.

     "SEC DOCUMENTS" has the meaning set forth in Sections 5.07(a) and 6.07(a) in the case of the Company and Parent, respectively.

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     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "SHAREHOLDERS" means the Persons listed on ANNEX B to this Agreement.

     "SIGNING CLOSING PRICE" shall be equal to $23.50.

     "SPECIAL PAYMENT TERMINATION DATE" has the meaning set forth in Section 9.03(c).

     "STOCK ELECTION SHARES" has the meaning set forth in Section 3.03(b)(i).

     "STOCK OPTION EXCHANGE RATIO" shall mean the Per Share Stock Consideration.

     "SUBSIDIARY" has the meaning ascribed to that term in Rule 1-02 of Regulation S-X of the SEC.

     "SURVIVING CORPORATION" has the meaning set forth in Section 2.01(a).

     "TAX" and "TAXES" mean all federal, state, local or foreign income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, custom duties, unemployment or other taxes of any kind whatsoever, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties.

     "TAX RETURNS" means any return, declaration, report, claim for refund, information return or other document (including any schedules or attachments thereto) filed or required to be filed in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

     "TENDER OFFER" means a tender offer or exchange offer to purchase any shares of Company Common Stock such that, upon consummation of such offer, the person making such tender offer or exchange offer would own or control 15% or more of the then outstanding shares of Company Common Stock.

     "TIME EXTENSION EVENT" has the meaning set forth in Section 9.03(b).

     "TRANSACTIONS" means the Merger and the Bank Merger.

     "TRANSACTION DOCUMENTS" means this Agreement, the Bank Merger Agreement and the Voting Agreements.

     "UNPERFECTED DISSENTING SHARES" has the meaning set forth in Section 3.07.

     "USA PATRIOT ACT" has the meaning set forth in Section 5.27.

     "VOTING AGREEMENTS" has the meaning set forth in the recitals to this Agreement.

     "WELFARE PLAN" has the meaning set forth in Section 5.15(f).

     1.02. OTHER DEFINITIONAL MATTERS. Unless the context otherwise requires, a term defined anywhere in this Agreement has the same meaning throughout; all references to "the Agreement" or "this Agreement" are to this Agreement as modified, supplemented or amended from time to time; and terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

     1.03. DISCLOSURE SCHEDULES. On or prior to the date hereof, Parent has delivered to the Company a schedule and the Company has delivered to Parent a schedule (respectively, its "DISCLOSURE SCHEDULE") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in
Article V or Article VI or to one or more of its covenants contained in Article
IV. The mere inclusion of a fact, circumstance or event in a Disclosure Schedule shall not be deemed an admission by a party that such item represents a material exception or that such item is reasonably likely to result in a Material Adverse Effect. Any matter disclosed pursuant to one section of a party's Disclosure Schedule shall be deemed disclosed for all purposes of such party's Disclosure Schedule, but only to the extent that it is reasonably apparent from a reading of the disclosure that it also qualifies or applies to other sections of the Agreement and the corresponding Schedule.


                             ARTICLE II - THE MERGER

     2.01. THE MERGER.

           (a) THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, the Merger Sub shall merge with and into the Company in accordance with the applicable provisions of the MBCL (the "MERGER"), the separate corporate existence of Merger Sub shall cease and the Company shall survive and continue to exist as a corporation incorporated under the MBCL (the Company, as the surviving corporation in the Merger, sometimes being referred to herein as the "SURVIVING CORPORATION").

           (b) NAME AND PURPOSE. The name of the Surviving Corporation shall be "Coast Merger Sub Corporation" and the purpose of the Surviving Corporation shall be solely to engage in bank permissible activities under applicable provisions of the MGL and relating to the transactions contemplated hereby.

           (c) ARTICLES OF ORGANIZATION AND BYLAWS. The articles of organization and bylaws of the Surviving Corporation immediately after the Merger shall be the Merger Sub Certificate and the Merger Sub Bylaws as in effect immediately prior to the Merger. The purpose of the Surviving Corporation shall to be to engage in activities permitted to bank holding companies under the Bank Holding Company Act of 1956, as amended, and Massachusetts law.

           (d) DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors and officers of the Surviving Corporation immediately after the Merger shall be the directors and officers of the Merger Sub immediately prior to the Merger, until such time as their successors shall be duly elected and qualified.

           (e) DIRECTORS OF PARENT. Promptly following the Effective Time, JPM and two non-employee directors of the Company as of the date of this Agreement mutually agreed upon by the Company and Parent shall be elected or appointed to the Parent Board.

           (f) DIRECTORS AND OFFICERS OF THE PARENT BANK.

                  (1) Except as set forth in Section 2.01(f)(2) and 2.01(f)(3), the directors and officers of Parent Bank immediately after the Bank Merger shall be the directors and officers of Parent Bank immediately prior to the Bank Merger, until such time as their successors shall be duly elected and qualified.

                  (2) Effective as of the Effective Time, JPM and two non-employee directors of the Company as of the date of this Agreement mutually agreed upon by the Company and Parent shall be elected or appointed to the Parent Bank Board of Directors.

                  (3) Effective as of the Effective Time, JPM shall be appointed president of Parent Bank.

           (g) AUTHORIZED CAPITAL STOCK. The authorized capital stock of the Surviving Corporation upon consummation of the Merger shall be as set forth in the Merger Sub Articles immediately prior to the Merger. The total authorized capital stock of the Surviving Corporation shall be one thousand (1000) shares of common stock, $0.01 par value.

           (h) EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and in the applicable provisions of the MBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

           (i) ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company and Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, the Company and Merger Sub, and its proper officers and directors, shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Surviving Corporation or otherwise to take any and all such action.

     2.02. EFFECTIVE DATE AND EFFECTIVE TIME; CLOSING.

           (a) Subject to the satisfaction or waiver of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the consummation of the Merger, but subject to the fulfillment or waiver of those conditions), the parties shall cause articles of merger relating to the Merger (the "ARTICLES OF MERGER") to be filed with the Secretary of State of the Commonwealth of Massachusetts pursuant to the MBCL on (i) a date selected by Parent after such satisfaction or waiver which is no later than five Business Days after such satisfaction or waiver, or (ii) such other date to which the parties may agree in writing. The Merger provided for herein shall become effective upon such filing or on such date as may be specified therein. The date of such filing or such later effective date is herein called the "EFFECTIVE DATE." The "EFFECTIVE TIME" of the Merger shall be the time of such filings or as set forth in such filings. The filing of the Articles of Merger shall be made on the Closing Date.

           (b) A closing (the "CLOSING") shall take place on the date on which the Articles of Merger is to be filed at 10:00 a.m., Eastern Time, at the principal offices of Goodwin Procter LLP, Boston, Massachusetts, or at such other place, at such other time, or on such other date as the parties may mutually agree upon (such date, the "CLOSING DATE"). At the Closing, there shall be delivered to Parent and the Company the opinions, certificates and other documents required to be delivered under Article VIII hereof.

     2.03. PARENT MERGER. Parent and the Surviving Corporation shall take all action necessary and appropriate, including entering into an appropriate merger agreement (the "PARENT MERGER AGREEMENT"), to cause the Surviving Corporation to merge with and into Parent (the "PARENT MERGER") in accordance with applicable laws and regulations and the terms of the Parent Merger Agreement and as soon as practicable after consummation of the Merger. After the Parent Merger the separate corporate existence of the Surviving Corporation shall cease and Parent shall survive and continue to exist as a corporation incorporated under the Massachusetts Business Corporation Law.


                ARTICLE III - CONSIDERATION; EXCHANGE PROCEDURES

     3.01. CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of a holder of Equity Interests of Company or Merger Sub:

           (a) Each share of Parent Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall be unchanged by the Merger.

           (b) Each share of Company Common Stock held of record immediately prior to the Effective Time by the Company, Merger Sub, Parent or any Subsidiary of the Company or of Parent (other than DPC Shares) shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

           (c) Each share of common stock of Merger Sub (the "MERGER SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall be canceled and retired at the Effective Time and automatically converted into one validly issued, fully paid and nonassessable share of common stock, $0.01 par value, of the Surviving Corporation. Each certificate evidencing ownership of a number of shares of Merger Sub Common Stock shall be deemed to evidence ownership of the same number of shares of common stock, $0.01 par value, of the Surviving Corporation.

           (d) Subject to Sections 3.03, 3.06, 3.07 and 3.08, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 3.01(b)) shall be converted into, and shall be canceled in exchange for, the right to receive:

               (i) 1.4468 shares of Parent Common Stock (the "PER SHARE STOCK CONSIDERATION"), or

               (ii) a cash amount equal to $34.00 per share of Company Common Stock (the "PER SHARE CASH CONSIDERATION").

     3.02. OPTIONAL TERMINATION. Notwithstanding the provisions of Section 3.01(d)(1)(i), the Company shall have the right, waivable by it, to terminate this Agreement pursuant to and under the circumstances set forth in Section 9.01(h) hereof, unless the Parent elects, at its option, to adjust the Per Share Stock Consideration as described in such Section 9.01(h).

     3.03. ELECTION PROCEDURES.

           (a) Parent shall designate an exchange agent to act as agent (the "EXCHANGE AGENT") for purposes of conducting the election procedure and the exchange procedure described in Sections 3.03 and 3.04. Provided that the Company has delivered, or caused to be delivered, to the Exchange Agent all information which is necessary for the Exchange Agent to perform its obligations as specified herein, the Exchange Agent shall, no later than the twenty-fifth
(25th) Business Day prior to the anticipated Effective Date, mail or make available to each holder of record of a Certificate or Certificates:

               (i) a notice and letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates theretofore representing shares of Company Common Stock shall pass, only upon proper delivery of the Certificates to the Exchange Agent) advising such holder of the anticipated effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such Certificate or Certificates in exchange for the consideration set forth in Section 3.01(d) hereof deliverable in respect thereof pursuant to this Agreement and

               (ii) an election form in such form as Parent and the Company shall mutually agree (the "ELECTION FORM").

           (b) Each Election Form shall permit the holder (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation)

               (i) to elect to receive Parent Common Stock with respect to all of such holder's Company Common Stock as hereinabove provided (the "STOCK ELECTION SHARES"),

               (ii) to elect to receive cash with respect to all of such holder's Company Common Stock as hereinabove provided (the "CASH ELECTION SHARES"),

               (iii) to elect to receive Parent Common Stock with respect to part of such holder's Company Common Stock and to receive cash with respect to the remaining part of such holder's Company Common Stock as hereinabove provided (a "MIXED ELECTION"), or

               (iv) to indicate that such holder makes no such election with respect to such holder's shares of Company Common Stock (the "NO-ELECTION SHARES").

           (c) With respect to each holder of Company Common Stock who makes a Mixed Election, the shares of Company Common Stock such holder elects to be converted into the right to receive Parent Common Stock shall be treated as Stock Election Shares and the shares such holder elects to be converted into the right to receive cash shall be treated as Cash Election Shares for purposes of the provisions contained in Sections 3.03(b), 3.03(g) and 3.03(h). Nominee record holders who hold Company Common Stock on behalf of multiple beneficial owners shall indicate how many of the shares held by them are Stock Election Shares, Cash Election Shares and No-Election Shares.

           (d) If a shareholder either (i) does not submit a properly completed Election Form prior to the Election Deadline or (ii) revokes an Election Form prior to the Election Deadline and does not resubmit a properly completed Election Form prior to the Election Deadline, the shares of Company Common Stock held by such shareholder shall be treated as No-Election Shares. Any Dissenting Shares shall be deemed to be Cash Election Shares, and with respect to such shares the holders thereof shall in no event be classified as Reallocated Stock Shares.

           (e) The term "ELECTION DEADLINE" shall mean 5:00 p.m., Eastern Time, on the 20th Business Day following but not including the date of mailing of the Election Form or such other date as Parent and the Company shall mutually agree upon.

           (f) Any election to receive Parent Common Stock or cash shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form will be properly completed only if accompanied by Certificates representing all shares of Company Common Stock covered thereby, subject to the provisions of
Section 3.04(c). Any Election Form may be revoked or changed by the Person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such written notice is actually received by the Exchange Agent at or prior to the Election Deadline. The Certificate or Certificates representing Company Common Stock relating to any revoked Election Form shall be promptly returned without charge to the Person submitting the Election Form to the Exchange Agent. The Exchange Agent shall have reasonable discretion to determine when any election, modification or revocation is received, whether any such election, modification or revocation has been properly made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither Parent nor the Exchange Agent shall be under any obligation to notify any Person of any defect in an Election Form.

           (g) Within seven (7) Business Days after the Election Deadline, the Exchange Agent shall effect the allocation among holders of Company Common Stock of rights to receive Parent Common Stock or cash in the Merger in accordance with the Election Forms as follows:

               (i) If the number of Cash Election Shares times the Per Share Cash Consideration is less than the Aggregate Cash Consideration, then:

                      (1) all Cash Election Shares (subject to Section 3.07 with respect to Dissenting Shares) shall be converted into the right to receive cash,

                      (2) No-Election Shares shall then be deemed to be Cash Election Shares to the extent necessary to have the total number of Cash Election Shares times the Per Share Cash Consideration equal the Aggregate Cash Consideration. If less than all of the No-Election Shares need to be treated as Cash Election Shares, then the Exchange Agent shall select which No-Election Shares shall be treated as Cash Election Shares in such manner as the Exchange Agent shall determine in accordance with Section 3.03(h), and all remaining No-Election Shares shall thereafter be treated as Stock Election Shares,

                      (3) If all of the No-Election Shares are treated as Cash Election Shares under the preceding subsection, and the total number of Cash Election Shares (including such No-Election Shares treated as such) times the Per Share Cash Consideration remains less than the Aggregate Cash Consideration, then the Exchange Agent shall convert on a pro rata basis as described below a sufficient number of Stock Election Shares into Cash Election Shares ("REALLOCATED CASH SHARES") such that the sum of the number of Cash Election Shares plus the number of Reallocated Cash Shares times the Per Share Cash Consideration equals the Aggregate Cash Consideration, and all Reallocated Cash Shares will be converted into the right to receive the Per Share Cash Consideration, and

                      (4) the Stock Election Shares which are not Reallocated Cash Shares shall be converted into the right to receive the Per Share Stock Consideration.

               (ii)   If the number of Cash Election Shares times the Per
     Share Cash Consideration is greater than the Aggregate Cash Consideration, then:

                      (1) all Stock Election Shares and all No-Election Shares shall be converted into the right to receive Parent Common Stock,

                      (2) the Exchange Agent shall convert on a pro rata basis as described below a sufficient number of Cash Election Shares (excluding any Dissenting Shares) ("REALLOCATED STOCK SHARES") such that the number of remaining Cash Election Shares (including Dissenting Shares) times the Per Share Cash Consideration equals the Aggregate Cash Consideration, and all Reallocated Stock Shares shall be converted into the right to receive the Per Share Stock Consideration, and

                      (3) the Cash Election Shares (subject to Section 3.07 with respect to Dissenting Shares) which are not Reallocated Stock Shares shall be converted into the right to receive the Per Share Cash Consideration.

               (iii)  If the number of Cash Election Shares times the Per
     Share Cash Consideration is equal to the Aggregate Cash Consideration, then Sections 3.03(g)(i) and 3.03(g)(ii) above shall not apply and all No-Election Shares and all Stock Election Shares will be converted into the right to receive the Per Share Stock Consideration.

           (h) For purposes of the calculations in Section 3.03(g), Company Common Stock held by Parent or any of its Subsidiaries other than in a fiduciary capacity shall be deemed Cash Election Shares without regard to whether an Election Form has been submitted with respect to such shares; PROVIDED, HOWEVER, that such shares shall in no event be classified as Reallocated Stock Shares. In the event that the Exchange Agent is required pursuant to Section 3.03(g)(i)(3) to convert some Stock Election Shares into Reallocated Cash Shares, each holder of Stock Election Shares shall be allocated a pro rata portion of the total Reallocated Cash Shares. In the event the Exchange Agent is required, pursuant to Section 3.03(g)(ii)(2), to convert some Cash Election Shares into Reallocated Stock Shares, each holder of Cash Election Shares shall be allocated a pro rata portion of the total Reallocated Stock Shares, subject to the provisions of
Section 3.03(j) below. In the event the Exchange Agent is required pursuant to
Section 3.03(g)(i)(2) to convert some No-Election Shares into Cash Election Shares, such conversion shall be allocated on a pro rata basis among No-Election Shares.

           (i) If the tax opinion referred to in Section 8.01(e) cannot be rendered (as reasonably determined by Goodwin Procter LLP) as a result of the Merger potentially failing to qualify as a reorganization under Section 368(a) of the Code, then Parent shall be permitted, in its sole discretion to reduce the number of shares of Company Common Stock entitled to receive the Per Share Cash Consideration and correspondingly increase the number of shares of Company Common Stock entitled to receive the Per Share Stock Consideration by the minimum amount necessary to enable such tax opinion to be rendered.

           (j) Notwithstanding anything to the contrary herein, the number of shares of Parent Common Stock to be issued by Parent pursuant to this Agreement shall under no circumstances be equal to more than 19.99% of the total number of shares of Parent Common Stock outstanding as of immediately prior to the Effective Date (the "MAXIMUM SHARE AMOUNT"). In furtherance of the immediately proceeding sentence, if as a result of an adjustment to the Per Share Stock Consideration made in accordance with Section 9.01(h) the number of Aggregate Stock Conversion Shares would otherwise exceed the Maximum Share Amount, then
(x) such number of Aggregate Stock Conversion Shares as shall equal the Maximum Share Amount shall be converted into the right to receive the Per Share Stock Consideration as adjusted pursuant to Section 9.01(h) (the "ADJUSTED PER SHARE STOCK CONSIDERATION") and (y) Aggregate Stock Conversion Shares that are not converted into the right to receive the Adjusted Per Share Stock Consideration as a result of the limitation set forth in the preceding clause (x) shall be converted into the right to receive cash in an amount (the "ALTERNATIVE PER SHARE CASH AMOUNT") equal to the product of the Adjusted Per Share Stock Consideration and the Average Closing Price. In the event that less than all of the Aggregate Stock Conversion Shares are converted into the right to receive the Adjusted Per Share Stock Consideration as a result of the application of this Section 3.03(j), then the Exchange Agent shall allocate the shares of Company Common Stock that would otherwise be Aggregate Stock Conversion Shares on a pro rata basis as between those to be converted into the right to receive the Adjusted Per Share Stock Consideration and those to be converted into the right to receive the Alternative Per Share Cash Amount. For purposes of this Section 3.03(j), the aggregate number of shares of Company Common Stock that would, but for the application of this Section 3.03(j), be converted pursuant to this Agreement into the right to receive shares of Parent Common Stock shall be referred to as the "AGGREGATE STOCK CONVERSION SHARES."

     3.04. EXCHANGE PROCEDURES.

           (a) At or prior to the Effective Time, for the benefit of the holders of Certificates, Parent shall deliver to the Exchange Agent certificates evidencing the number of shares of Parent Common Stock issuable and the Aggregate Cash Consideration payable pursuant to this Article III in exchange for Certificates representing outstanding shares of Company Common Stock. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Parent Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the Persons entitled thereto.

           (b) After completion of the allocation referred to in Section 3.03(g), each holder of an outstanding Certificate or Certificates who has surrendered such Certificate or Certificates to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of whole shares of Parent Common Stock and the amount of cash into which the aggregate number of shares of Company Common Stock previously represented by such Certificate or Certificates surrendered shall have been converted pursuant to this Agreement and any other distribution theretofore paid with respect to Parent Common Stock issuable in the Merger, if such holder's shares of Company Common Stock have been converted into Parent Common Stock, in each case without interest. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Each outstanding Certificate which prior to the Effective Time represented Company Common Stock and which is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent be deemed to evidence ownership of the number of shares of Parent Common Stock or the right to receive the amount of cash into which such Company Common Stock shall have been converted. After the Effective Time, there shall be no further transfer on the records of the Company of Certificates representing shares of Company Common Stock and if such Certificates are presented to the Company for transfer, they shall be cancelled against delivery of certificates for Parent Common Stock or cash as hereinabove provided. No dividends which have been declared will be remitted to any Person entitled to receive shares of Parent Common Stock under this Agreement until such Person surrenders the Certificate or Certificates representing Company Common Stock, at which time such dividends shall be remitted to such Person, without interest.

           (c) Appropriate transmittal materials in a form satisfactory to Parent (including a letter of transmittal specifying that delivery shall be effected and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the Exchange Agent) shall be mailed as soon as practicable after the Effective Time to each holder of record of Company Common Stock as of the Effective Time who did not previously submit a properly completed Election Form. Parent shall not be obligated to deliver cash and/or a certificate or certificates representing shares of Parent Common Stock to which a holder of Company Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the Certificate or Certificates representing the shares of Company Common Stock for exchange as provided in this Section 3.04, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required by Parent or the Exchange Agent. If any certificates evidencing shares of Parent Common Stock are to be issued in a name other than that in which the Certificate evidencing Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Certificate and otherwise in proper form for transfer and that the Person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

           (d) Any portion of the shares of Parent Common Stock and cash delivered to the Exchange Agent by Parent pursuant to Section 3.04(a) that remains unclaimed by the stockholders of the Company for one year after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to Parent. Any stockholders of Company who have not theretofore complied with Section 3.04(c) shall thereafter look only to Parent for the consideration deliverable in respect of each share of Company Common Stock such shareholder holds as determined pursuant to this Agreement without any interest thereon. If outstanding Certificates for shares of Company Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such shares of Parent Common Stock or cash would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Parent (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any Person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Parent and the Exchange Agent shall be entitled to rely upon the stock transfer books of the Company to establish the identity of those Persons entitled to receive the consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Parent and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

           (e) Notwithstanding anything in this Agreement to the contrary, Certificates surrendered for exchange by any Company Affiliate shall not be exchanged for certificates representing shares of Parent Common Stock to which such Company Affiliate may be entitled pursuant to the terms of this Agreement until Parent has received a written agreement from such Person as specified in
Section 7.07.

     3.05. RIGHTS AS SHAREHOLDERS; STOCK TRANSFERS. At the Effective Time, holders of Company Stock shall cease to be, and shall have no rights as, stockholders of the Company other than to receive the consideration provided under this Article III. After the Effective Time, there shall be no transfers on the stock transfer books of the Company or the Surviving Corporation of shares of Company Stock.

     3.06. NO FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of Parent Common Stock shall be issued in the Merger. Each holder of Company Common Stock who otherwise would have been entitled to a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the closing price of a share of Parent Common Stock on the Nasdaq Stock Market's National Market on the Business Day preceding the Effective Time (as reported in THE WALL STREET JOURNAL, or if not reported therein, in another authoritative source), rounded to the nearest whole cent. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

     3.07. DISSENTING SHARES. Each outstanding share of Company Common Stock the holder of which has perfected his right to dissent under the MBCL and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares") shall not be converted into or represent a right to receive shares of Parent Common Stock and cash hereunder. Rather, the holder thereof shall be entitled only to payment of the appraised value of such Dissenting Shares in accordance with the provisions of Sections 86 through 98, inclusive, of the MBCL. The Company shall give Parent (i) prompt notice of any demands filed pursuant to Sections 86 through 98, inclusive, of the MBCL received by the Company, withdrawals of such demands, and any other instruments served in connection with such demands pursuant to the MBCL and received by the Company, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands under the MBCL consistent with the obligations of the Company thereunder. The Company shall not, except with the prior written consent of Parent, (x) make any payment with respect to, or to any person making, any such demand, (y) offer to settle or settle any such demand or (z) waive any failure to timely deliver a written demand in accordance with the MBCL. If any holder of Dissenting Shares shall fail to perfect or shall have effectively withdrawn or lost the right to dissent (which shares are referred to as "Unperfected Dissenting Shares") at any time, the Unperfected Dissenting Shares held by such holder shall be converted on a share by share basis into the right to receive the Per Share Stock Consideration and/or the Per Share Cash Consideration in accordance with the applicable provisions of this Agreement, as Parent or the Exchange Agent shall determine, without any interest thereon. Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation.

     3.08. ANTI-DILUTION PROVISIONS. If, between the date hereof and the Effective Time, the shares of Parent Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the Per Share Stock Consideration shall be adjusted accordingly. The provisions of this Agreement assume that there will be no more than 4,242,166.07 shares of Company Common Stock outstanding or issuable upon the exercise of options or warrants or otherwise, at the Effective Time. If there is any change in this number as of the Effective Time, the Merger Consideration will be appropriately adjusted.

     3.09. WITHHOLDING RIGHTS. Parent (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent is required under the Code or any state, local or foreign tax law or regulation thereunder to deduct and withhold with respect to the making of such payment. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of which such deduction and withholding was made by Parent.

     3.10. COMPANY OPTIONS. At the Effective Time, each Company Option which is then outstanding, whether or not exercisable, shall cease to represent a right to acquire shares of Company Common Stock and shall be converted automatically into an option to purchase shares of Parent Common Stock, and Parent shall assume each Company Option, in accordance with the terms of the applicable Company Stock Option Plan and stock option or other agreement by which it is evidenced, except that from and after the Effective Time, (i) Parent and Parent Board (or an appropriate committee thereof) shall be substituted for the Company and the Company Board (or an appropriate committee thereof) administering such Company Stock Option Plan, (ii) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (iii) the number of shares of Parent Common Stock subject to such Company Option shall be equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Stock Option Exchange Ratio, provided that any fractional shares of Parent Common Stock resulting from such multiplication shall be rounded down to the nearest share, and (iv) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under each such Company Option by the Stock Option Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent. Notwithstanding clauses (iii) and (iv) of the preceding sentence, each Company Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Code. Parent and the Company agree to take all necessary steps to effect the foregoing provisions of this
Section 3.10.

     3.11. DIRECTORS' DEFERRED COMPENSATION PLAN. At the Effective Time, each unit outstanding in the Deferred Stock Compensation Plan for directors of the Company and its Subsidiaries shall be converted to either the Per Share Cash Consideration or the Per Share Stock Consideration, at the election of each holder of such units. At least 5 Business Days prior to the Effective Time, each such holder of units shall notify Parent of their election, which Parent shall honor as best as reasonably practicable; PROVIDED, HOWEVER, that the provisions of Section 3.03(j) with respect to potential adjustments to the Per Share Stock Consideration shall be applicable if an aggregate number of shares of Parent Common Stock in excess of the Maximum Share Amount would be otherwise required to be issued pursuant to the transactions contemplated by this Agreement.

     3.12. REGISTRATION STATEMENT. Within 10 Business Days after the Effective Time, Parent shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Parent Common Stock subject to the options referred to in Section 3.10 or subject to the units referred to in Section 3.11 and shall use its reasonable efforts to maintain the current status of the prospectus or prospectuses contained therein for so long as such options remain outstanding in the case of a Form S-8 or, in the case of a Form S-3, until the shares subject to such options may be sold without a further holding period under Rule 144 under the Securities Act.


                    ARTICLE IV - ACTIONS PENDING ACQUISITION

     4.01. AGREEMENTS OF THE COMPANY.

           (a) The Company covenants and agrees that, except as expressly contemplated by this Agreement, between the date of this Agreement and the Effective Time, unless Parent shall otherwise agree in writing, (i) the business of the Company, the Company Bank and the Company's Subsidiaries shall be conducted only in, and the Company, the Company Bank and the Company's Subsidiaries shall not take any action except in, the usual, regular and ordinary course of business and in a manner consistent with prudent banking practice and generally to conduct their business in substantially the same way as heretofore conducted, and without limiting the foregoing, to continue to operate in the same geographic markets serving the same market segments and maintain its current loan, deposit, banking products and service programs on substantially the same terms and conditions; (ii) the Company shall use its reasonable best efforts to preserve the business organization of the Company, the Company Bank and the Company's Subsidiaries, to keep available the present services of the officers, employees and consultants of the Company, the Company Bank and the Company's Subsidiaries and to preserve the current relationships and goodwill of the Company, the Company Bank and the Company's Subsidiaries with customers, suppliers and other Persons with which the Company, the Company Bank or any of the Company's Subsidiaries have business relationships; and (iii) the Company shall take no action which would materially adversely affect or materially delay the ability of the Company to obtain any necessary approvals of any Governmental Authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or the Bank Merger Agreement.

           (b) By way of amplification and not limitation of Section 4.01(a) above, except as expressly contemplated by this Agreement, the Company shall not, nor shall the Company permit the Company Bank or any of the Company's Subsidiaries, between the date of this Agreement and the Effective Time, directly or indirectly to do, or publicly announce an intention to do, any of the following without the prior written consent of Parent through its representative, its Chief Executive Officer (which consent shall not be unreasonably withheld):

                         (1) CAPITAL STOCK. Other than pursuant to the Equity Interests set forth on Schedule 4.01(b)(1) of the Company's Disclosure Schedule and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of stock or any Equity Interests or (ii) permit any additional shares of stock to become subject to grants of employee or director stock options or other Equity Interests.

                         (2) DIVIDENDS; ETC. (i) Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of Company Stock, other than, subject to
           Section 7.23 hereof, a regular, quarterly cash dividend at a rate not in excess of $0.11 per share on the Company Common Stock, declared and paid in accordance with past practice (including with respect to the timing of such declaration and payment), or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, or issue any other securities in respect of, in lieu of, or in substitution for, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (other than pursuant to the Equity Interests set forth on Schedule 5.02 of the Company's Disclosure Schedule and outstanding on the date hereof).

                         (3) CONTRACTS. Except in the ordinary course of business consistent with past practice, as required by law, as contemplated by this Agreement or as otherwise permitted under this
           Section 4.01, enter into or terminate any Material Contract (as defined in Section 5.12) or amend or modify any of its existing Material Contracts.

                         (4) HIRING. Hire any Person as an employee of the Company or any of its Subsidiaries or promote any employee, except
           (i) to satisfy contractual obligations existing as of the date hereof and set forth on Schedule 4.01(b)(4) of the Company's Disclosure Schedule, and (ii) Persons hired to fill any vacancies arising after the date hereof and whose employment is terminable at the will of the Company or a Subsidiary of the Company, as applicable, other than any Person to be hired who would have a base salary, including any guaranteed bonus or any similar bonus, considered on an annual basis of more than $75,000.

                         (5) BENEFIT PLANS. Enter into, establish, adopt, renew or amend (except (i) as may be required by applicable law, (ii) to satisfy contractual obligations existing as of the date hereof and set forth on Schedule 4.01(b)(5) of the Company's Disclosure Schedule or (iii) as otherwise contemplated by this Agreement) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of the Company or its Subsidiaries ("BENEFIT PLANS") (PROVIDED, HOWEVER, that the restrictions contained in this Section 4.01(b)(5) concerning renewals shall apply only to those Benefit Plans with a term greater than one
           (1) year or for which a fully earned premium has been or will be or is required to be paid at the commencement of the coverage period or such renewal coverage period) or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder except pursuant to this Agreement.

                         (6) DISPOSITIONS. Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties, or cancel or release any indebtedness of a Person or any claims held by any Person, except in the ordinary course of business consistent with past practice.

                         (7) COMPENSATION; EMPLOYMENT AGREEMENTS. Except as contemplated by this Agreement or by Section 4.01(b)(7) of the Company's Disclosure Schedule, enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of the Company or its Subsidiaries or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, provided that such increases shall not result in an annual adjustment in total compensation of more than 5% for any individual or 4% in the aggregate for all employees of the Company, (ii) for other changes that are required by applicable law, (iii) for bonus payments in the ordinary course of business consistent with past practices, PROVIDED THAT such payments shall not exceed an aggregate of $488,000, (iv) for bonuses payable pursuant to the Previously Disclosed bonus plan for Old Colony Mortgage Company, or (v) grants of awards to newly-hired employees consistent with past practice.

                         (8) ENVIRONMENTAL. Foreclose upon or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose upon any commercial real estate if such environmental assessment indicates the presence of Hazardous Substance in amounts which, if such foreclosure were to occur, would be material.

                         (9) INSURANCE. Renew, amend or permit to expire, lapse or terminate or knowingly take any action reasonably likely to result in the creation, renewal, amendment, expiration, lapse or termination of any insurance policies referred to in Section 5.29 hereof; PROVIDED, HOWEVER, that the restrictions contained in this Section 4.01(b)(9) concerning renewal shall apply only to those insurance policies with a term greater than one (1) year or for which a fully earned premium has been or will be or is required to be paid at the commencement of the coverage period (or such renewal coverage period).

                         (10) PARACHUTE PAYMENTS.

                                   (A) Notwithstanding anything to the contrary
                         contained in this Agreement, in no event shall the Company or any of its Subsidiaries take any action or make any payments that could result, in the reasonable opinion of Parent or its professional advisors, either individually or in the aggregate, in the payment of an "excess parachute payment" within the meaning of
                         Section 280G of the Code or that could result, in the reasonable opinion of Parent or its professional advisors, either individually or in the aggregate, in payments that would be nondeductible pursuant to
                         Section 162(m) of the Code.

                                   (B) In no event shall the Company or any of
                         its Subsidiaries pay (or agree to pay) to or for the benefit of either of JPM or KMT any amount that could be deemed to be in the nature of compensation other than (i) regular incremental payments of his salary, management bonus and fringe benefits of general applicability at the rates and under the programs now in effect, including without limitation the accrual and payment of benefits under the Supplemental Executive Retirement Agreements with each of JPM and KMT, (ii) reimbursement in the ordinary course of his or her business expenses, and (iii) payments required to be made to such individual under their applicable "Special Termination Agreements" in effect as of the date hereof.

                         (11) ACQUISITIONS. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith) all or any portion of the assets, business, deposits or properties of any other entity, including by merging or consolidating with, or by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, Joint Venture, other business organization or any division thereof or any material amount of assets, other than in the ordinary course of business consistent with past practice.

                         (12) INVESTMENTS. Make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other Person other than a wholly owned Subsidiary of the Company, or commitment to make such an investment other than in the ordinary course of business consistent with past practice, and, in any event regardless of whether consistent with past practice, make any such investment or commitment to make such an investment which is in excess of $1,000,000 individually or $5,000,000 in the aggregate, unless otherwise permitted under Section 4.01(b)(22).

                         (13) CAPITAL EXPENDITURES. Make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $25,000 individually or $150,000 in the aggregate.

                         (14) GOVERNING DOCUMENTS. Amend the Company Articles or Company Bylaws or the articles of organization or bylaws (or equivalent documents) of any Subsidiary of the Company.

                         (15) ACCOUNTING METHODS. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by changes in laws or regulations or GAAP.

                         (16) CLAIMS. Enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which the Company or any of its Subsidiaries is or becomes a party after the date of this Agreement, which settlement, agreement or action involves payment by the Company and its Subsidiaries of an amount which exceeds $25,000 individually or $150,000 in the aggregate and/or would impose any material restriction on the business of the Company.

                         (17) DERIVATIVES CONTRACTS. Enter into any Derivatives Contract, except in the ordinary course of business consistent with past practice.

                         (18) INDEBTEDNESS. Incur any indebtedness for borrowed money (other than deposits, federal funds purchased, cash management accounts, borrowings from the Federal Home Loan Bank of Boston and securities sold under agreements to repurchase, in each case in the ordinary course of business consistent with past practice), including issuing any debt securities, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, or renewals thereof, in excess of $1,000,000 individually or $5,000,000 in the aggregate, other than in the ordinary course of business consistent with past practice.

                         (19) TAXES. Other than with the cooperation of and in consultation with Parent, make or change any material Tax election, file any material amended Tax Return, enter into any material closing agreement, settle or compromise any material liability with respect to Taxes, agree to any material adjustment of any Tax attribute, file any claim for a material refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment; provided, that, for purposes of this subparagraph (19), "material" shall mean affecting or relating to $100,000 of taxable income.

                         (20) LENDING. Other than in the ordinary course of business and consistent with existing lending policies and practices, make any commercial, commercial real estate, or commercial and industrial loan.

                         (21) CHARITABLE FOUNDATION. Make any cash contributions to Abington Charitable Foundation.

                         (22) INVESTMENT SECURITIES PORTFOLIO. Other than in the ordinary course of business, restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported.

                         (23) REAL ESTATE. Make any new or additional equity investment in real estate or commitment to make any such an investment or in any real estate development project, other than (i) in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with past practice, or (ii) as required by agreements or instruments in effect as of the date hereof.

                         (24) LOAN AND INVESTMENT POLICIES. Change in any material respect its loan or investment policies and procedures, except as required by regulatory authorities.

                         (25) LEASES. Enter into or renew, amend or terminate, or give notice of a proposed renewal, amendment or termination of or make any commitment with respect to (i) any lease, license, contract, agreement or commitment for office space, operations space or branch space, regardless of where located or to be located, to which the Company or any of its Subsidiaries is, or may be, a party or by which the Company or any of its Subsidiaries or their respective properties is bound, other than in the ordinary course and consistent with past practices, or (ii) regardless of whether in the ordinary course or consistent with past practices, any such lease, license, contract, agreement or commitment involving an aggregate payment by or to the Company or any of its Subsidiaries of more than $50,000 or having a term of one year or more from the date of execution.

                         (26) DEFAULTS. Commit any act or omission which constitutes a material breach or default by the Company or any of its Subsidiaries under any agreement with any Governmental Authority or under any material contract or material license to which any of them is a party or by which any of them or their respective properties is bound.

                         (27) ADVERSE ACTIONS. (A) Take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (B) take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (y) any of the conditions to the Merger set forth in Article VIII not being satisfied or (z) a material violation of any provision of this Agreement or the Bank Merger Agreement, except, in each case, as may be required by applicable law or regulation.

                         (28) COMMITMENTS. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

     4.02. AGREEMENTS OF PARENT AND MERGER SUB. From the date hereof until the Effective Time, each of Parent and Merger Sub will operate in the ordinary course of business consistent with past practice. In addition, except as expressly contemplated or permitted by this Agreement, without the prior written consent of the Company, Parent will not, and will cause each of its Subsidiaries not to (1) take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of
Section 368(a) of the Code, (2) take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (y) any of the conditions to the Merger set forth in Article VIII not being satisfied or (z) a material violation of any provision of this Agreement or the Bank Merger Agreement except, in each case, as may be required by applicable law or regulation, (3) amend the Parent Articles or Parent Bylaws in a manner that would materially and adversely effect the benefits of the Merger to the stockholders of the Company, or (4) enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.


            ARTICLE V - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as Previously Disclosed, the Company hereby represents and warrants to Parent and Merger Sub:

     5.01. ORGANIZATION, STANDING AND AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. The Company is duly qualified to do business and is in corporate good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified, except when the failure to be so licensed or in good standing would not result in a Material Adverse Effect. The Company has in effect all federal, state, local and foreign governmental authorizations necessary for it to own, operate or lease its properties and assets and to carry on its business as now conducted. The Company is a bank holding company registered with the Federal Reserve Board under the BHCA. The Company Articles and Company ByLaws, copies of which have previously been made available to Parent, are true, complete and correct copies of such documents in effect as of the date of this Agreement. The Company is not in violation of any provision of its Company Articles or Company ByLaws. The minute books of the Company contain in all material respects true and accurate records of all meetings held and corporate actions taken since January 1, 2000 of the Company's stockholders and Board of Directors (including committees of the Company's Board of Directors) other than minutes which have not been prepared as of the date hereof.

     5.02. COMPANY CAPITAL STOCK. The authorized capital stock of the Company consists solely of 12,000,000 shares of Company Common Stock, of which 3,907,051 shares are outstanding as of the date hereof, and 3,000,000 shares of Company Preferred Stock, of which no shares are outstanding. As of the date hereof, 1,806,600 shares of Company Common Stock were held in treasury by the Company. Except for DPC Shares, no shares of Company Common Stock are held by Company's Subsidiaries. The outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and free of preemptive rights, with no personal liability attaching to the ownership thereof, and none of the outstanding shares of Company Common Stock have been issued in violation of the preemptive rights of any Person. Section 5.02 of the Company's Disclosure Schedule sets forth for each Company Option, the name of the grantee, the date of the grant, the type of grant, the status of the option grant as qualified or non-qualified under
Section 422 of the Code, the number of shares of Company Common Stock subject to each option, the number of shares of Company Common Stock subject to options that are currently exercisable and the exercise price per share. Section 5.02 of the Company's Disclosure Schedule also sets forth the name of each participant and the number of units accrued by each such participant in the Company's Deferred Stock Compensation Plan for Directors. Except as set forth in the preceding two sentence(s), there are no shares of Company Stock reserved for issuance, the Company does not have any Equity Interests issued or outstanding with respect to Company Stock, and the Company does not have any commitment to authorize, issue or sell any Company Stock or Equity Interests. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of, or other Equity Interests in, the Company or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of the Company. There are no shares of the Company Common Stock outstanding which are subject to vesting over time or upon the satisfaction of any condition precedent, or which are otherwise subject to any right or obligation of repurchase or redemption on the part of the Company.

     5.03. SUBSIDIARIES.

           (a) (1) The Company has Previously Disclosed a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary and the percentage and type of equity security owned or controlled by the Company, (2) the Company owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, all of which are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, (3) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to the Company) by reason of any Equity Interest or otherwise, (4) there are no contracts, commitments, understandings or arrangements by which any of its Subsidiaries is or may be bound to sell or otherwise transfer any of its equity securities (other than to the Company or any of its wholly-owned Subsidiaries), (5) there are no contracts, commitments, understandings, or arrangements relating to the Company's rights to vote or to dispose of such securities, (6) all the equity securities of the Company's Subsidiaries held by the Company or its Subsidiaries are fully paid and nonassessable and are owned by the Company or its Subsidiaries free and clear of any Liens and (7) there are no outstanding contractual obligations of any Subsidiary of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity interests in, the Company or any such Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any such Subsidiary of the Company.

           (b) Except for securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted, the

Company does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person or any interest in a partnership or Joint Venture of any kind other than its Subsidiaries, stock in the Federal Home Loan Bank of Boston and stock in the Savings Bank Life Insurance Company of Massachusetts.

           (c) Each of the Company's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except when the failure to be so licensed or in good standing would not result in a Material Adverse Effect.

           (d) The deposit accounts of the Company Bank are insured by the Bank Insurance Fund of the FDIC and the Deposit Insurance Fund of the Depositors Insurance Fund of Massachusetts in the manner and to the maximum extent provided by applicable law, and the Company Bank has paid all deposit insurance premiums and assessments required by applicable laws and regulations. Company Bank is not obligated to make any payments for premiums and assessments and it has filed all reports required by the FDIC. Company Bank does not have any deposits insured by the SAIF. As of the date hereof, no proceedings for the revocation or termination of such deposit insurance are pending or, to the best knowledge of the Company, threatened.

           (e) The Articles of Organization and ByLaws or equivalent organizational documents of each of the Company's Subsidiaries, copies of which have previously been made available to Parent, are true, correct and complete copies of such documents in effect as of the date of this Agreement. Neither the Company nor any of its Subsidiaries is in violation of any provision of its Articles of Organization, ByLaws or equivalent organizational documents. The minute books of each of Company's Subsidiaries contain in all material respects true and accurate records of all meetings held and corporate actions taken since January 1, 2000 of its stockholders and board of directors (including committees of its board of directors) other than minutes which have not been prepared as of the date hereof.

     5.04. CORPORATE POWER. Each of the Company and its Subsidiaries has the requisite corporate power and authority to carry on its business as it is now being conducted and to own, lease or operate all its properties and assets; and the Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to receipt of all necessary approvals of Governmental Authorities and the approval of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock.

     5.05. CORPORATE AUTHORITY. Subject to the approval of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of the Company and the Company Board on or prior to the date hereof. The execution and delivery of this Agreement and the other Transaction documents, and the consummation of the transactions contemplated hereby and thereby have been declared advisable by, and have been duly and validly approved by the vote of, the board of directors of the Company. The board of directors of the Company (i) has directed that this Agreement and the transactions contemplated hereby, including the Merger, be submitted to the stockholders of the Company for approval at a meeting of such stockholders and (ii) has recommended that the stockholders of the Company approve this Agreement and the transactions contemplated hereby. The Company has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by Parent and Merger Sub, this Agreement is a valid and legally binding obligation of the Company, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

     5.06. REGULATORY APPROVALS; NO DEFAULTS.

           (a) No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by the Company or any of its Subsidiaries in connection with the execution, delivery or performance by the Company or the Company Bank of this Agreement and the Bank Merger Agreement, as applicable, or to consummate the Transactions and the other transactions contemplated hereby and thereby, except for (A) filings of applications or notices with, and approvals or waivers by, the Federal Reserve Board, the FDIC, the Massachusetts Bank Commissioner, the Depositors Insurance Fund of Massachusetts, the Massachusetts Board and the MHPF, as required, (B) filings with the SEC and state securities authorities in connection with the issuance of Parent Common Stock in the Merger and the solicitation of proxies from the Company's shareholders for approval of the Merger, (C) the filing of Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts pursuant to the MBCL, (D) the approval of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock and (E) such corporate approvals and such consents or approvals of, or waivers by, or filings or registrations with, certain of the foregoing federal and state banking agencies in connection with the Bank Merger. As of the date hereof, the Company is not aware of any reason why the approvals set forth above and referred to in Section 8.01(b) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 8.01(b) or that the requisite approval of the Company's stockholders will not be obtained.

           (b) Subject to receipt of the approvals referred to in Section 5.06(a), and the expiration of related waiting periods, the execution, delivery and performance of this Agreement and the Bank Merger Agreement by the Company and the Company Bank, as applicable, and the consummation of the Transactions and the other transactions contemplated hereby and thereby do not and will not
(A) constitute a breach or violation of, or a default under (or, with notice or lapse of time, or both, would constitute a default under), or give rise to any Lien, any acceleration of remedies or performance or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture, note, bond, mortgage, deed of trust, lease or instrument of the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries or any of their respective properties or assets is subject, affected or bound (whether as issuer, guarantor, obligor or otherwise), (B) constitute a breach or violation of, or a default under, the articles of organization or bylaws (or similar governing documents) of the Company or any of its Subsidiaries or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture, note, bond, mortgage, deed of trust, lease or instrument.

     5.07. REPORTS.

           (a) SEC REPORTS. The Company's Annual Reports on Form 10-K for the fiscal years ended December 31, 2002, December 31, 2001 and December 31, 2000 and all other reports (including reports on Form 10-Q and Form 8-K), registration statements, definitive proxy statements or information statements filed or to be filed by it subsequent to December 31, 1999 with the SEC (collectively, the Company's "SEC DOCUMENTS"), as of the date filed or to be filed and as amended prior to the date hereof, (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date; and (C) each of the balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the consolidated financial position of the Company and its Subsidiaries as of its date, and (D) each of the consolidated statements of income and changes in shareholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the consolidated results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of the Company and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved (subject, in the case of unaudited interim statements, to normal year-end adjustments). Each of the consolidated financial statements of the Company and its Subsidiaries, including, in each case, the notes thereto, contained in the SEC Documents comply, and the financial statements to be filed with the SEC by the Company after the date hereof will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The books and records of the Company and its Subsidiaries have been, and are being, maintained in accordance with GAAP and applicable legal and regulatory requirements. None of the Company's Subsidiaries is required to file any form, report or other document with the SEC.

           (b) COMPANY REPORTS. Since January 1, 2000, the Company and its Subsidiaries have timely filed, and subsequent to the date hereof will timely file, all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were and are required to be filed with (i) the Federal Reserve Board; (ii) the FDIC and (iii) any applicable state securities or banking authorities (except, in the case of state securities authorities, no such representation is made as to filings which are not material) (all such reports, registrations and statements, together with any amendments thereto and the SEC Document, are collectively referred to herein as the "COMPANY REPORTS") and have paid all fees and assessments due and payable in connection with any of the foregoing. As of the date filed or to be filed and as amended prior to the date hereof, the Company Reports complied and, with respect to filings made after the date of this Agreement, will at the date of filing comply, in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed. The Company has made available to Parent true and complete copies of all amendments and modifications that have not been filed by the Company with the SEC to all agreements, documents and other instruments that previously had been filed by the Company with the SEC and are currently in effect. Except for normal periodic examinations conducted by a Bank Regulator in the regular course of the business of the Company and its Subsidiaries, since January 1, 2000, no Bank Regulator has initiated any proceeding or, to the best knowledge of the Company, investigation into the business or operations of the Company or any of its Subsidiaries. Except as set forth on Section 5.07(b) of the Company Disclosure Schedule, the Company and its Subsidiaries have resolved all material violations, criticisms or exceptions by any Bank Regulator with respect to any such normal periodic examination.

           (c) The Company has established and maintains disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act. As of the end of the period covered by each applicable SEC Document, the Company has conducted an evaluation under the supervision and with the participation of its management, including the Company's Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of its disclosure controls and procedures, and has concluded that its disclosure controls and procedures are effective to ensure that information required to be disclosed in the SEC Document is made known to them by others within the Company on a timely basis, and in accordance with the requirements of, the SEC's rules, regulations and forms. There are no significant deficiencies in the design or operation of the Company's internal controls, there are no material weaknesses in the Company's internal controls and there has been no fraud, whether or not material, that involved senior management of the Company or any of its Subsidiaries who have a significant role in the Company's internal controls.

     5.08. ABSENCE OF UNDISCLOSED LIABILITIES. Except for those liabilities that are appropriately reflected or reserved against in the balance sheets of the Company's SEC Documents and for liabilities incurred in the ordinary course of business consistent with past practice or in connection with this Agreement or the transactions contemplated hereby, since January 1, 2003, neither the Company nor any of its Subsidiaries has incurred any obligation or liability (contingent or otherwise) that, either alone or when combined with all similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on the Company.

     5.09. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 2002, except as set forth in Section 5.09 of the Company's Disclosure Schedule or reflected in the Company's SEC Documents, there has not been (a) either individually or in the aggregate, any Material Adverse Effect and, to the best knowledge of the Company, no fact or condition exists which is reasonably likely to cause such a Material Adverse Effect in the future (assuming, for purposes of this Section 5.09(a) that "Material Adverse Effect" is subject to the same exclusions contained in Section 8.03(f)(1-5), (b) any material damage, destruction or loss with respect to any property or asset of the Company or any of its Subsidiaries,
(c) any change by the Company or any of its Subsidiaries in its accounting methods, principles or practices, other than changes required by applicable law or GAAP or regulatory accounting as concurred in by the Company's independent accountants, (d) any revaluation by the Company or any of its Subsidiaries of any asset, including, without limitation, writing off of notes or accounts receivable, other than in the ordinary course of business consistent with past practice, (e) any entry by the Company or any of its Subsidiaries into any contract or commitment (other than with respect to Loans, as hereinafter defined) of more than $30,000 or with a term of more than one (1) year that is not terminable without penalty, (f) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any of its Subsidiaries except in the ordinary course of business in an amount consistent with past practice or any redemption, purchase or other acquisition of any of its securities, (g) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any directors, officers or employees of the Company or any of its Subsidiaries, or any grant of severance or termination pay, or any contract or arrangement entered into to make or grant any severance or termination pay, any payment of any bonus, or the taking of any other material action not in the ordinary course of business with respect to the compensation or employment of directors, officers or employees of the Company or any of its Subsidiaries, (h) any strike, work stoppage, slowdown or other labor disturbance, (i) any material election made by the Company or any of its Subsidiaries for federal or state income tax purposes, (j) any change in the credit policies or procedures of the Company or any of its Subsidiaries, the effect of which was or is to make any such policy or procedure materially less restrictive in any material respect, (k) any material liability or obligation of any nature (whether accrued, absolute, contingent or otherwise and whether due or to become due), including without limiting the generality of the foregoing, liabilities as guarantor under any guarantees or liabilities for taxes, other than in the ordinary course of business consistent with past practice, (l) any forgiveness or cancellation of any indebtedness or contractual obligation other than in the ordinary course of business consistent with past practice, (m) except with respect to funds borrowed by the Company or any of its Subsidiaries from the Federal Home Loan Bank, any mortgage, pledge, lien or lease of any assets, tangible or intangible, of the Company or any of its Subsidiaries with a value in excess of $25,000 in the aggregate (n) any acquisition or disposition of any assets or properties having a value in excess of $50,000, or any contract for any such acquisition or disposition entered into other than loans and investment securities, (o) any lease of real or personal property entered into, other than in connection with foreclosed property or in the ordinary course of business consistent with past practice.

     5.10. LITIGATION. Except as set forth on Section 5.10 of the Company Disclosure Schedule, there is no claim, suit, action, proceeding or investigation of any nature pending or, to the best knowledge of the Company, threatened, against the Company or any Subsidiary of the Company or challenging the validity or propriety of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule, award or order of any legal or administrative body or arbitrator outstanding against the Company or any Subsidiary of the Company having, or which insofar as reasonably can be foreseen, in the future could have, any such effect or restricting, or which could restrict, its ability to conduct business in any material respect in any area. The Company is not aware of any facts which could reasonably give rise to any such claim, suit, action, investigation or other proceeding.

     5.11. REGULATORY MATTERS.

           (a) Neither the Company nor any of its Subsidiaries nor any of any of their respective properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, order to cease and desist with, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it (collectively, the "COMPANY REGULATORY AUTHORITIES"), or is subject to any order or directive specifically naming or referring to the Company or any of its Subsidiaries by, has been required to adopt any board resolution by, any Company Regulatory Authority which is currently in effect and restricts materially the conduct of its business, or in any manner relates to its capital adequacy, loan loss allowances or reserves, credit policies, management or overall safety and soundness or such entity's ability to perform its obligations hereunder, and neither the Company nor any of its Subsidiaries has received written notification from any such Company Regulatory Authority that any such Person may be requested to enter into, or otherwise be subject to, any such commitment letter, written agreement, memorandum of understanding, cease and desist order or any other similar order or directive. Except as set forth in Section 5.11(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any agreement or arrangement entered into in connection with the consummation of a federally assisted acquisition of a depository institution pursuant to which the Company or any of its Subsidiaries is entitled to receive financial assistance or indemnification from any Governmental Authority. The Company and its Subsidiaries have paid all assessments made or imposed by any Company Regulatory Authority.

           (b) Neither the Company nor any its Subsidiaries has been advised by, or has any knowledge of facts which would reasonably be expected to give rise to an advisory notice by, any Company Regulatory Authority that such Company Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

     5.12. COMPLIANCE WITH LAWS. Each of the Company and its Subsidiaries:

           (a) is in material compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

           (b) has all permits, licenses, franchises, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Company's knowledge, no suspension or cancellation of any of them is threatened; and

           (c) has received, since December 31, 1999, no notification or communication from any Governmental Authority (A) asserting that the Company or any of its Subsidiaries is not in material compliance with any of the statutes, regulations or ordinances which such

Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to the Company's knowledge, do any grounds for any of the foregoing exist).

     5.13. MATERIAL CONTRACTS; DEFAULTS. Except for documents listed as exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 2002 or Quarterly Report on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003, neither the Company nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral):

                  (i)     that is a "MATERIAL CONTRACT" within the meaning of
     Item 601(b)(10) of the SEC's Regulation S-K (whether or not filed as an exhibit to an SEC document);

                  (ii) that materially restricts the conduct of business by the Company or by any of its Subsidiaries;

                  (iii) that is material to the financial condition, results of operations or business of the Company, except those entered into in the ordinary course of business;

                  (iv) relating to the employment, including without limitation, employment as a consultant, of any person, or the election or retention in office, or severance of any present or former director or officer of the Company or any of its Subsidiaries;

                  (v)     with any labor union;

                  (vi) by and among the Company, any Subsidiary of the Company and/or any affiliate thereof;

                  (vii) which, upon the consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement, will result in any payment (whether of severance pay or otherwise) becoming due from the Company or any of its Subsidiaries to any officer or employee thereof;

                  (viii) requiring that a particular line of business be maintained;

                  (ix) which is a consulting or other agreement (including agreements entered into in the ordinary course and data processing, software programming and licensing contracts) not terminable on sixty (60) days or less notice involving the payment of more than $50,000 per annum;

                  (x) except for the Company Stock Option Plans, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Bank Merger Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Bank Merger Agreement;

                  (xi) which purports to limit in any respect, the ability of the Company or its businesses to solicit customers or the manner in which, or the localities in which, all or any substantial portion of the business of the Company and its Subsidiaries, taken as a whole, or, following consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement, Parent and its Subsidiaries, is or would be conducted;

                  (xii) providing for the indemnification by the Company or a subsidiary of the Company of any person, other than customary agreements relating to the indemnity of directors, officers and employees of the Company or its Subsidiaries;

                  (xiii)  that is a Joint Venture or partnership agreement;

                  (xiv) that grants any right of first refusal or right of first offer or similar right or that limits (or purports to limit) the ability of the Company or any of its Subsidiaries to own, operate, sell, transfer, pledge or otherwise dispose of any material amount of assets or business;

                  (xv) providing for any material future payments that are conditioned, in whole or in part, on a change of control of the Company or any of its Subsidiaries;

                  (xvi)   that contains a "most favored nation" clause;

                  (xvii) pertaining to the use of or granting any right to use or practice any rights under any Company intellectual property assets, whether the Company or any of its Subsidiaries is the licensee or licensor thereunder; or

                  (xviii) that is an investment management or investment advisory or sub-advisory or any other contract for the provision of financial planning, brokerage (including, without limitation, insurance brokerage) or similar services not terminable on sixty (60) days or less notice.

Neither the Company nor any of its Subsidiaries is in material default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. No power of attorney or similar authorization given directly or indirectly by the Company or any of its Subsidiaries is currently outstanding.

     5.14. NO BROKERS. Excluding a Previously Disclosed arrangement with and fee paid or payable to McConnell, Budd & Romano, Inc., neither the Company nor any of its officers, directors, employees, affiliates or agents has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with any of the transactions contemplated by this Agreement except for legal, accounting and other professional fees payable in connection with the Merger and the other transactions contemplated hereby. The Company will be responsible for the payment of all such fees. The fee payable to McConnell, Budd & Romano, Inc. in connection with the transactions contemplated by this Agreement is as described in an engagement letter between the Company and McConnell, Budd & Romano, Inc., a true and complete copy of which has heretofore been furnished to Parent.

     5.15. EMPLOYEE BENEFIT PLANS.

           (a) All benefit and compensation plans, contracts, policies or arrangements covering current or former employees of the Company and its Subsidiaries (the "EMPLOYEES") and current or former directors of the Company including, but not limited to, "employee benefit plans" within the meaning of
Section 3(3) of ERISA, and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (the "BENEFITS PLANS"), are Previously Disclosed in the Disclosure Schedule. True and complete copies of all Benefit Plans including, but not limited to, any trust instruments and insurance contracts forming a part of any Benefit Plans and all amendments thereto have been provided or made available to Parent.

           (b) All Benefits Plans are in substantial compliance with ERISA in all material respects. Each Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("PENSION PLAN") and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service, and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter or the loss of the qualification of such Pension Plan under Section 401(a) of the Code. There is no material pending or, to the Company's knowledge, threatened litigation relating to the Benefits Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Benefit Plan or Pension Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any of its Subsidiaries to a tax or penalty imposed by either
Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

           (c) All contributions required to be made under the terms of any Benefit Plan have been timely made or have been reflected on the financial statements of the Company included in the Company's SEC Documents.

           (d) Neither the Company, nor any of its Subsidiaries, or any entity which is considered one employer with the Company under Section 4001(a)(15) or
Section 414 of the Code (an "ERISA AFFILIATE") has incurred any liability under Title IV of ERISA which will not have been paid in full prior to the Closing. Neither the Company nor any of its Subsidiaries or any ERISA Affiliate currently maintains any Pension Plan subject to Code Section 412 or ERISA Section 302, and the Company has received approval from the Pension Benefit Guaranty Corporation with regard to the termination of its defined benefit Pension Plan. Neither the Company, nor any of its Subsidiaries, or any ERISA Affiliate has ever maintained a Multiemployer Plan.

           (e) There are no pending or, to the knowledge of the Company, threatened claims by or on behalf of any Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any Benefit Plans, alleging any breach of fiduciary duty on the part of the Company or any of its officers, directors or employees under ERISA or any other applicable regulations, or claiming benefit payments for which the Company may be liable (other than those made in the ordinary operation of such plans), nor is there, to the knowledge of the Company, any basis for such claim. The Benefit Plans are not the subject of any pending (or to the knowledge of the Company, any threatened) investigation or audit by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation.

           (f) With respect to any Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) (a "WELFARE PLAN") and except as Previously Disclosed, (i) each Welfare Plan for which contributions are claimed by the Company as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code, (iii) any Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all of the applicable material requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the Social Security Act, and
(iv) all Welfare Plans may be amended or terminated at any time on or after the Closing Date without incurring any liability thereunder.

           (g) Neither the Company nor any of its Subsidiaries has any obligations for retiree health and life benefits under any Benefit Plan, other than coverage as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA, or under the continuation of coverage provisions of the laws of any state or locality.

           (h) None of the execution of this Agreement, shareholder approval of this Agreement or consummation of the transactions contemplated by this Agreement will (A) entitle any employees of the Company or any of its Subsidiaries to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Benefit Plans, (C) result in any breach or violation of, or a default under, any of the Benefit Plans. (D) result in any payment that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future or (E) result in any payment that would be nondeductible pursuant to Section 162(m) of the Code.

     5.16. LABOR MATTERS. Neither the Company nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel the Company or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike, work stoppage or other labor dispute, arbitration, lawsuit or administrative proceeding involving it or any of its Subsidiaries pending or, to the Company's knowledge, threatened, nor is the Company or any of its Subsidiaries aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity. No employees of the Company or any of its Subsidiaries are represented by any labor union.

     5.17. ENVIRONMENTAL MATTERS.

           (a) The Company and its Subsidiaries are in material compliance with applicable Environmental Laws;

           (b) to the Company's knowledge, no real property (including buildings or other structures) currently or formerly owned or operated by the Company or any of its Subsidiaries, or any property in which the Company or any of its Subsidiaries has held a security interest, Lien or a fiduciary or management role ("COMPANY LOAN PROPERTY"), has been contaminated with, or has had any release of, any Hazardous Substance except in compliance with Environmental Laws;

           (c) neither the Company nor any of its Subsidiaries has participated in the management regarding Hazardous Substances of, any Company Loan Property which has been contaminated with, or has had any release of, any Hazardous Substance except in compliance with Environmental Laws;

           (d) neither the Company nor any of its Subsidiaries has any material liability for any Hazardous Substance disposal or contamination on any third party property;

           (e) neither the Company nor any of its Subsidiaries has received any notice, demand letter, claim or request for information alleging any violation of, or liability under, any Environmental Law;

           (f) neither the Company nor any of its Subsidiaries is subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law;

           (g) to the Company's knowledge, there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning, or automotive services) involving the Company or any of its Subsidiaries, any currently or formerly owned or operated property, or any Company Loan Property, that could reasonably be expected to result in any claims, liability or investigations against the Company or any of its Subsidiaries, result in any restrictions on the ownership, use, or transfer of any property pursuant to any Environmental Law, or adversely affect the value of any Company Loan Property; and

           (h) the Company has delivered or made available to Parent copies of all environmental reports, studies, sampling data, correspondence, filings and other environmental information in its possession or reasonably available to it relating to the Company, its Subsidiaries and any currently or formerly owned or operated property or any Company Loan Property.

     As used herein, the term "ENVIRONMENTAL LAWS" means any federal, state or local law, regulation, order, decree, permit, authorization, opinion or agency requirement relating to: (A) the protection or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) wetlands, indoor air, pollution, contamination or any injury or threat of injury to Persons or property in connection with any Hazardous Substance; and the term "HAZARDOUS SUBSTANCE" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law, (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon or (C) any other substance which is the subject of regulatory action by any Governmental Authority in connection with any Environmental Law.

     5.18. TAX MATTERS.

           (a) For the taxable periods ended December 31, 2002, 2001, 2000, 1999, 1998 and 1997, each of the Company and its Subsidiaries has filed all Tax Returns that it was required to file under applicable laws and regulations. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations. All Taxes due and owing by any of the Company and its Subsidiaries (whether or not shown on any Tax Return) have been paid. Neither the Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of the Company and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company or any of its Subsidiaries.

           (b) Each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

           (c) No foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received from any foreign, federal, state, or local taxing authority (including jurisdictions where the Company or its Subsidiaries have not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against the Company or any of its Subsidiaries.

           (d) The Company has provided Parent with true and complete copies of the United States federal, state, local, and foreign income Tax Returns filed with respect to any of the Company and its Subsidiaries for taxable periods ended December 31, 2002, 2001 and 2000. The Company has Previously Disclosed those Tax Returns that have been audited during the last three years, and those Tax Returns that currently are the subject of an audit. The Company has delivered to Parent correct and complete copies of all examination reports, and statements of deficiencies assessed against or agreed to by any of the Company and its Subsidiaries filed for the years ended December 31, 2002, 2001 and 2000. The Company and its Subsidiaries have timely and properly taken such actions in response to and in compliance with notices the Company has received from the Internal Revenue Service in respect of information reporting and backup and nonresident withholding as are required by law, including the notation in their records of any B notices or C notices received with respect to any depositors, customer, shareholders or payees.

           (e) Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

           (f) Neither the Company nor any of its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. Neither the Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any "excess parachute payment" within the meaning of Code Section 280G (or any corresponding provision of state, local or foreign Tax law) or (ii) any amount that will not be fully deductible as a result of Code Section 162(m) (or any corresponding provision of state, local or foreign Tax law). Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code
Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Each of the Company and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code
Section 6662. Neither the Company nor any of its Subsidiaries is a party to or bound by any Tax allocation or sharing agreement. Neither the Company nor any of its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

           (g) The unpaid Taxes of the Company and its Subsidiaries (A) did not, as of the end of the most recent period covered by the Company's SEC Documents filed on or prior to the date hereof, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the financial statements included in the Company's SEC Documents filed on or prior to the date hereof (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns. Since the end of the most recent period covered by the Company's SEC Documents filed prior to the date hereof, neither the Company nor any of its Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past custom and practice.

           (h) None of the Company and its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) intercompany transactions or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law);
(D) installment sale or open transaction disposition made on or prior to the Closing Date; or (E) prepaid amount received on or prior to the Closing Date.

     5.19. RISK MANAGEMENT INSTRUMENTS. Neither the Company nor any of its Subsidiaries is a party or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivatives contract (including various combinations thereof) (each, a "DERIVATIVES CONTRACT") or owns securities that
(i) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (ii) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance. All of such Derivatives Contracts or other instruments, are legal, valid and binding obligations of the Company or any of its Subsidiaries enforceable in accordance with their terms (except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally), and are in full force and effect. The Company and its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to the Company's knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder which would have or would reasonably be expected to have a Material Adverse Effect on the Company.

     5.20. INVESTMENT SECURITIES. Except for pledges to secure public and trust deposits, Federal Reserve borrowings, Federal Home Loan Bank advances, repurchase agreements and reverse repurchase agreements entered into in arms'-length transactions pursuant to normal commercial terms and conditions and other pledges required by law, none of the investments reflected in the balance sheet of the Company contained in its most recent Form 10-K filed with the SEC, and none of the material investments made by the Company or any of its Subsidiaries since January 1, 2003 is subject to any restriction (contractual, statutory or otherwise) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time. The information (including electronic information and information contained on tapes and computer disks) with respect to all investment securities (including mortgaged-backed securities) of the Company and its Subsidiaries furnished to Parent by the Company is, as of the respective dates indicated therein, true and correct in all material respects.

     5.21. LOANS; NONPERFORMING AND CLASSIFIED ASSETS.

           (a) Each loan agreement, note or borrowing arrangement (whether written or oral), including without limitation portions of outstanding lines of credit, loan commitments, leases, credit enhancements and guarantees (collectively, "LOANS"), on the books and records of the Company and its Subsidiaries, was made and has been serviced in all material respects in accordance with customary lending standards in the ordinary course of business, is evidenced in all material respects by appropriate and sufficient documentation and, to the knowledge of the Company, constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditor's rights or by general equity principles. The information (including electronic information and information contained on tapes and computer disks) with respect to all Loans of the Company and its Subsidiaries furnished to Parent by the Company is, as of the respective dates indicated therein, true and correct in all material respects. To the best knowledge of the Company, all loans originated, directly or through third party mortgage brokers, have been originated in compliance with all federal, state and local laws, including without limitation, the Real Estate Settlement Procedures Act of 1974, as amended.

           (b) The Company has Previously Disclosed as to the Company and each Company Subsidiary as of the latest practicable date: (i) any written or, to the Company's knowledge, oral Loan under the terms of which the obligor is 60 or more days delinquent in payment of principal or interest, or to the Company's knowledge, in default of any other material provision thereof; (ii) each Loan which has been classified as "substandard," "doubtful," "loss" or "special mention" (or words of similar import) by the Company, a Company Subsidiary or an applicable regulatory authority (it being understood that no representation is being made that FDIC or Staff of the Massachusetts Bank Commissioner would agree with the loan classifications established by the Company); (iii) a listing of the OREO acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof; and (iv) each Loan with any director, executive officer or five percent or greater shareholder of the Company or a Company Subsidiary, or to the best knowledge of the Company, any Person controlling, controlled by or under common control with any of the foregoing.

           (c) No agreement pursuant to which any loans or other assets have been or shall be sold by the Company or its Subsidiaries entitled the buyer of such loans or other assets, unless there is material breach of a representation or covenant by the Company or its Subsidiaries, to cause the Company or its Subsidiaries to repurchase such loan or other asset or the buyer to pursue any other form of recourse against the Company or its Subsidiaries.

     5.22. BANK OWNED LIFE INSURANCE. The Company has Previously Disclosed a true, correct and complete description of all Bank Owned Life Insurance ("BOLI") owned by the Company or its Subsidiaries. The value of such BOLI as of the date hereof is fairly and accurately reflected on the Company's balance sheet contained in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 in accordance with GAAP. Except as set forth on Section 5.22 of the Company Disclosure Schedule, all life insurance policies on the lives of any of the current and former officers and directors of the Company or any of its Subsidiaries which are maintained by the Company or any such Subsidiary which are otherwise included as assets on the books of the Company or such Subsidiary are, or will at the Effective Time be, owned by the Company or such Subsidiary, as the case may be, free and clear of any claims thereon by the officers or members of their families, except with respect to the death benefits thereunder, as to which the Company or such Subsidiary agree that there will not be an amendment prior to the Effective Time without the consent of Parent.

     5.23. PROPERTIES. The real and material personal property owned by the Company or a Subsidiary of the Company or presently used by any of them in its respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on its business in the ordinary course of business consistent with its past practices. The Company has good and marketable title free and clear of all Liens to all of the real and material personal properties and assets reflected on the consolidated statement of financial condition of the Company as of December 31, 2002 included in the Company's SEC Documents or acquired after such date, other than properties sold by the Company in the ordinary course of business, except (i) Liens for current taxes and assessments not yet due or payable, (ii) pledges to secure deposits and other Liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not, individually or in the aggregate, material in character, amount or extent and
(iv) as reflected on the consolidated statement of financial condition of the Company as of December 31, 2002 included in the Company's SEC Documents. All real and personal property which is material to the Company's business on a consolidated basis and leased or licensed by the Company or a Subsidiary of the Company is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time and there exists no material default under any such leases or licenses by the Company or any of its Subsidiaries nor, to the best knowledge of the Company and except as set forth on Section 5.23 of the Company Disclosure Schedule, any event which with notice or lapse of time or both would constitute a material default thereunder by the Company or any other Company Subsidiaries, except for such defaults which, individually, or in the aggregate, would not result in the forfeiture of the use or occupancy of the property covered by such lease or in a material liability to the Company. The consent of the landlord under the real estate leases listed on Section 5.23 of the Company Disclosure Schedule may be required in order to consummate the transactions contemplated by this Agreement.

     5.24. INTELLECTUAL PROPERTY. The Company and each Subsidiary of the Company owns or possesses valid and binding licenses and other rights to use without payment of any material amount all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in its businesses, all of which have been Previously Disclosed by the Company, and none of the Company or any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. The Company and each Subsidiary has performed in all material respects all the obligations required to be performed by it and is not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing.

     5.25. FIDUCIARY ACCOUNTS. Neither the Company nor any of its Subsidiaries engage in any trust business or administers or maintains accounts for which it acts as a fiduciary (other than individual retirement accounts and Keogh accounts), including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor.

     5.26. CAPITALIZATION. The Company is qualified to elect "financial holding company" status under the Gramm-Leach-Bliley Act of 1999 if it so chooses. The Company Bank is "well capitalized," as such term is defined in the rules and regulations promulgated by the FDIC. The Company Bank would be "well capitalized," as such term is defined in the rules and regulations promulgated by the Federal Reserve Board if the Company Bank were a state-chartered member bank.

     5.27. COMMUNITY REINVESTMENT ACT, ANTI-MONEY LAUNDERING AND CUSTOMER INFORMATION SECURITY. Neither the Company nor the Company Bank is aware of, has been advised of, or has reason to believe that any facts or circumstances exist, which would cause the Company Bank: (i) to be deemed not to be in satisfactory compliance in any material respect with the Community Reinvestment Act, and the regulations promulgated thereunder, or to be assigned a rating for Community Reinvestment Act purposes by federal or state bank regulators of lower than "satisfactory;" or (ii) to be deemed to be operating in violation in any material respect of the federal Bank Secrecy Act, as amended, and its implementing regulations (31 C.F.R. Part 103), the USA Patriot Act of 2001, Public Law 107-56 (the "USA PATRIOT ACT"), and the regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury's Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance in any material respect with the applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations, including without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder, as well as the provisions of the information security program adopted by the Company Bank pursuant to 12 C.F.R. Part 364. Furthermore, the board of directors of the Company Bank has adopted and the Company Bank has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective in any material respects by any Bank Regulators and that meets the requirements in all material respects of Section 352 of the USA Patriot Act and the regulations thereunder.

     5.28. BOOKS AND RECORDS. The books and records of the Company and its Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of the Company and its Subsidiaries.

     5.29. INSURANCE. The Company has Previously Disclosed all of the material insurance policies, binders, or bonds currently maintained by the Company or any of its Subsidiaries ("INSURANCE POLICIES"). The Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent in accordance with industry practices. All the Insurance Policies are in full force and effect; the Company and its Subsidiaries are not in material default thereunder and have not received any notice of cancellation with respect thereto; and all claims thereunder have been filed in due and timely fashion, and the Company and its Subsidiaries, as applicable, have timely provided such insurers with due notice of all matters which may reasonably become a claim or otherwise constitute a basis for seeking recovery under the Insurance Policies.

     5.30. ALLOWANCE FOR LOAN LOSSES. The Company's allowance for loan losses is in compliance with the Company's existing methodology for determining the adequacy of its allowance for loan losses and, to the knowledge of the Company, the standards established by applicable Governmental Authorities and the Financial Accounting Standards Board and is adequate under all such standards.

     5.31. CREDIT CARD ACCOUNTS. Neither the Company nor any of its Subsidiaries originate, maintain or administer credit card accounts.

     5.32. MERCHANT PROCESSING. Neither the Company nor any of its Subsidiaries provide, or has provided, merchant credit card processing services to any merchants.

     5.33. TRANSACTIONS WITH AFFILIATES. All "covered transactions" between the Company Bank and an "affiliate" within the meaning of Sections 23A and 23B of the Federal Reserve Act have been in compliance with such provisions and the provisions of Federal Reserve Board Regulation W.

     5.34. REQUIRED VOTE; ANTITAKEOVER PROVISIONS.

           (a) The affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock is necessary to approve this Agreement and the Transactions on behalf of the Company. No other vote of the shareholders of the Company is required by law, the Company Articles, the Company Bylaws or otherwise to approve this Agreement and the Transactions.

           (b) Assuming the accuracy of the representation and warranty of Parent and Merger Sub contained in Section 6.12, no "control share acquisition," "business combination moratorium," "fair price" or other form of antitakeover statute or regulation, including without limitation MGL Chapter 110F, is applicable to this Agreement and the transactions contemplated hereby.

           (c) The Company (including its board of directors) does not have in place, and has not ever adopted, a shareholder rights or similar plan pursuant to which, subject to the occurrence of specified triggering events, Company shareholders would be permitted to purchase at a discount shares of Company Common Stock or other Equity Interests or property of the Company, with the intention and/or effect of diluting the value or voting power of the Company Common Stock with respect to any stockholder, or any other arrangement designed to have a similar intention and/or effect (including any plan commonly referred to as a "poison pill").

     5.35. FAIRNESS OPINION. The Company Board has received the oral opinion of McConnell, Budd & Romano, Inc., which opinion will be promptly confirmed in writing and dated as of the date of this Agreement, to the effect that as of the date hereof the Merger Consideration is fair to the holders of Company Common Stock from a financial point of view.

     5.36. TRANSACTIONS IN SECURITIES. The Company has questioned its directors and executive officers concerning known stock transfers since December 31, 1999 and based upon that investigation the Company has not, and to the Company's knowledge (a) no director or officer of the Company or the Company's Subsidiaries, (b) no Person related to any such director or officer by blood, marriage or adoption and residing in the same household and (c) no Person who has been knowingly provided material nonpublic information by any one or more of these Persons, has purchased or sold, or caused to be purchased or sold, any shares of Company

Common Stock or other securities issued by the Company (i) during any period when the Company was in possession of material nonpublic information or (ii) in violation of any applicable provision of the Exchange Act.

     5.37. DISCLOSURE. The representations and warranties contained in this
Article V, when considered as a whole, together with any certificate, list or other writing, including but not limited to the Company Disclosure Schedule, specifically required to be furnished to Parent pursuant to the provisions hereof, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein and therein not misleading.


              ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF PARENT
                                 AND MERGER SUB

     Except as Previously Disclosed, Parent and Merger Sub hereby represent and warrant to the Company as follows:

     6.01. ORGANIZATION, STANDING AND AUTHORITY. Parent is duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Merger Sub is duly organized, validly existing and in corporate good standing under the laws of the Commonwealth of Massachusetts. Each of Parent and Merger Sub is duly qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified, except when the failure to be so licensed or in good standing would not result in a Material Adverse Effect. Each of Parent and Merger Sub has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

     6.02. PARENT STOCK.

           (a) The authorized capital stock of Parent consists solely of 100,000,000 shares of Parent Common Stock, of which 25,736,630 shares were outstanding as of the date hereof, and 10,000,000 shares of Parent Preferred Stock, of which no shares were outstanding as of the date hereof. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, $0.01 par value, 100 of which, as of the date hereof, are issued and outstanding and are held by Parent. Merger Sub was formed for the purpose of consummating the Merger and has no material assets or liabilities except as necessary for such purpose. The outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and free of preemptive rights, with no personal liability attaching to the ownership thereof and none of the shares of Parent Common Stock have been issued in violation of the preemptive rights of any Person. As of the date hereof, there are no Equity Interests authorized, issued or outstanding with respect to the capital stock of Parent, except for (i) shares of Parent Common Stock issuable pursuant to the Parent Benefits Plans and any other plan or arrangement pursuant to which shares of Parent Common Stock may be issued and (ii) by virtue of this Agreement.

           (b) The shares of Parent Common Stock to be issued in exchange for shares of Company Common Stock in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and the issuance thereof is not subject to any preemptive right.

     6.03. SUBSIDIARIES.

           (a) Each of the Parent Bank and Nantucket Bank has been duly organized and is validly existing under the laws of the Commonwealth of Massachusetts and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. Each of the Parent Bank and Nantucket Bank is duly licensed by the Massachusetts Bank Commissioner and its deposits are insured by the FDIC and the Depositors Insurance Fund of Massachusetts in the manner and to the maximum extent provided by law.

           (b) As of the date hereof, (A) Parent owns, directly or indirectly, all the issued and outstanding equity securities of the Parent Bank and Nantucket Bank, (B) no equity securities of the Parent Bank or Nantucket Bank are or may become required to be issued (other than to Parent) by reason of any Equity Interest or otherwise, (C) there are no contracts, commitments, understandings or arrangements by which the Parent Bank or Nantucket Bank is or may be bound to sell or otherwise transfer any of its equity securities (other than to Parent or any of its wholly-owned Subsidiaries) and (D) there are no contracts, commitments, understandings, or arrangements relating to Parent's rights to vote or to dispose of such securities.

     6.04. CORPORATE POWER. Each of Parent, Merger Sub and Parent Bank has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets. Each of Parent and Merger Sub has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to the receipt of all necessary approvals of Governmental Authorities.

     6.05. CORPORATE AUTHORITY. This Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Parent, Merger Sub and the Parent Board. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, this Agreement is a valid and legally binding agreement of Parent and Merger Sub enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

     6.06. REGULATORY APPROVALS; NO DEFAULTS.

           (a) No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Parent, Merger Sub or any of Parent's Subsidiaries in connection with the execution, delivery or performance by Parent, Merger Sub and the Parent Bank of this Agreement and the Bank Merger

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Agreement, as applicable, or to consummate the Transactions and the other transactions contemplated hereby and thereby, except for (A) filings of applications or notices with and approvals or waivers by the Federal Reserve Board, the FDIC, the Massachusetts Bank Commissioner, the Depositors Insurance Fund of Massachusetts, the Massachusetts Board and the MHPF, as required, (B) filings with the SEC and state securities authorities in connection with the issuance of Parent Common Stock in the Merger, (C) the approval of the listing on Nasdaq of the Parent Common Stock to be issued in the Merger, (D) the filing of Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts pursuant to the MBCL, and (E) such corporate approvals and such consents or approvals of, or waivers by, or filings or registrations with, certain of the foregoing federal and state banking agencies in connection with the Bank Merger. As of the date hereof, neither Parent nor Merger Sub is aware of any reason why the approvals set forth above and referred to in Section 8.01(b) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 8.01(b).

           (b) Subject to receipt, or the making, of the consents, approvals and filings referred to in Section 6.06(a) and expiration of the related waiting periods, the execution, delivery and performance of this Agreement and the Bank Merger Agreement by Parent, Merger Sub and the Parent Bank, as applicable, and the consummation of the Transactions and the other transactions contemplated hereby and thereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Parent, Merger Sub or of any of Parent's Subsidiaries or to which Parent, Merger Sub or any of such Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the articles of incorporation or bylaws (or similar governing documents) of Parent, Merger Sub or any of Parent's Subsidiaries or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

     6.07. FINANCIAL REPORTS AND SEC DOCUMENTS; MATERIAL ADVERSE EFFECT.

           (a) Parent's Annual Reports on Form 10-K for the fiscal years ended December 31, 2002, December 31, 2001 and December 31, 2000 and all other reports (including reports on Form 10-Q and Form 8-K), registration statements, definitive proxy statements or information statements filed or to be filed by it subsequent to December 31, 1999 with the SEC (collectively, Parent's "SEC DOCUMENTS"), as of the date filed or to be filed and as amended prior to the date hereof, (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date; and (C) each of the balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the consolidated financial position of Parent and its Subsidiaries as of its date, and (D) each of the consolidated statements of income and changes in shareholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the consolidated results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of Parent and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved (subject, in the case of unaudited interim statements, to normal year-end adjustments). Each of the consolidated financial statements of Parent and its Subsidiaries, including, in each case, the notes thereto, contained in the SEC Documents comply, and the financial statements to be filed with the SEC by Parent after the date hereof will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The books and records of Parent and its Subsidiaries have been, and are being, maintained in accordance with GAAP and applicable legal and regulatory requirements. None of the Parent's Subsidiaries is required to file any form, report or other document with the SEC.

           (b) Since December 31, 2002, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Article VI or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Parent.

           (c) Parent has established and maintains disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act. As of the end of the period covered by each applicable SEC Document, Parent has conducted an evaluation under the supervision and with the participation of its management, including Parent's Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of its disclosure controls and procedures, and has concluded that its disclosure controls and procedures are effective to ensure that information required to be disclosed in the SEC Document is made known to them by others within Parent on a timely basis, and in accordance with the requirements of, the SEC's rules, regulations and forms. There are no significant deficiencies in the design or operation of Parent's internal controls, there are no material weaknesses in Parent's internal controls and there has been no fraud, whether or not material, that involved senior management of Parent or any of its Subsidiaries who have a significant role in Parent's internal controls.

     6.08. LITIGATION. No litigation, claim or other proceeding before any court or governmental agency is pending against Parent or its Subsidiaries that would reasonably be expected to have a Material Adverse Effect on the Parent, and, to Parent's knowledge, no such litigation, claim or other proceeding has been threatened and there are no facts which could reasonably give rise to such litigation, claim or other proceeding.

     6.09. NO BROKERS. No action has been taken by Parent or its Subsidiaries that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding a fee to be paid to Ryan, Beck & Co. LLC.

     6.10. TAX MATTERS. As of the date hereof, neither Parent nor Merger Sub has any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     6.11. REGULATORY MATTERS.

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

           (a) Neither Parent, Merger Sub nor any of Parent's Subsidiaries nor any of any of their respective properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, order to cease and desist with, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it (collectively, the "PARENT REGULATORY AUTHORITIES"), or is subject to any order or directive specifically naming or referring to Parent or any of its Subsidiaries by, has been required to adopt any board resolution by, any Parent Regulatory Authority which is currently in effect and restricts materially the conduct of its business, or in any manner relates to its capital adequacy, loan loss allowances or reserves, credit policies, management or overall safety and soundness or such entity's ability to perform its obligations hereunder, and neither Parent nor any of its Subsidiaries has received written notification from any such Parent Regulatory Authority that any such Person may be requested to enter into, or otherwise be subject to, any such commitment letter, written agreement, memorandum of understanding, cease and desist order or any other similar order or directive. Neither Parent nor any of its Subsidiaries is a party to any agreement or arrangement entered into in connection with the consummation of a federally assisted acquisition of a depository institution pursuant to which Parent or any of its Subsidiaries is entitled to receive financial assistance or indemnification from any Governmental Authority. Parent, Merger Sub and Parent's Subsidiaries have paid all assessments made or imposed by any Parent Regulatory Authority.

           (b) Neither Parent, Merger Sub nor any of Parent's Subsidiaries has been advised by, and does not have any knowledge of facts which would reasonably be expected to give rise to an advisory notice by, any Parent Regulatory Authority that such Parent Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

     6.12. OWNERSHIP OF COMPANY COMMON STOCK. None of Parent, Merger Sub or any of Parent's Subsidiaries, or to Parent's knowledge, any of its other affiliates or associates (as such terms are defined under the Exchange Act), owns beneficially or of record, directly or indirectly, or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, shares of Company Common Stock (other than shares held in a fiduciary capacity that are beneficially owned by third parties or as a result of debts previously contracted) which in the aggregate represent 5% or more of the outstanding Company Common Stock.

     6.13. FINANCIAL ABILITY. At the Effective Time, Parent or Parent Bank will have available to it sources of capital and financing sufficient to fulfill its cash obligations hereunder to pay the Aggregate Cash Consideration to holders of Company Common Stock pursuant to Section 3.01(d) hereof. Parent Bank is, and immediately following completion of the Transactions will be "well capitalized," as such term is defined in the rules and regulations promulgated by the FDIC. If the Parent Bank were a state-chartered member bank, Parent would be, as of the date hereof, and would continue to be immediately following completion of the Transactions, "well capitalized," as such term is defined in the rules and regulations promulgated by the Federal Reserve Board.

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

     6.14. COMPLIANCE WITH LAWS. Each of Parent and its Subsidiaries:

           (a) is in material compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

           (b) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Parent's knowledge, no suspension or cancellation of any of them is threatened; and

           (c) has received, since December 31, 2000, no notification or communication from any Governmental Authority (A) asserting that Parent or any of its Subsidiaries is not in material compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to Parent's knowledge, do any grounds for any of the foregoing exist).

     6.15. BOOKS AND RECORDS. The books and records of the Company and its Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of the Company and its Subsidiaries.

     6.16. ALLOWANCE FOR LOAN LOSSES. The Parent's allowance for loan losses is in compliance with the Parent's existing methodology for determining the adequacy of its allowance for loan losses and, to the knowledge of the Parent, the standards established by applicable Governmental Authorities and the Financial Accounting Standards Board and is adequate under all such standards.

     6.17. ENVIRONMENTAL MATTERS.

           (a) Parent and its Subsidiaries are in material compliance with applicable Environmental Laws;

           (b) to Parent's knowledge, no real property (including buildings or other structures) currently or formerly owned or operated by Parent or any of its Subsidiaries, or any property in which Parent or any of its Subsidiaries has held a security interest, Lien or a fiduciary or management role ("Parent Loan Property"), has been contaminated with, or has had any release of, any Hazardous Substance except in compliance with Environmental Laws;

           (c) neither Parent nor any of its Subsidiaries has participated in the management regarding Hazardous Substances of, any Parent Loan Property which has been contaminated with, or has had any release of, any Hazardous Substance except in compliance with Environmental Laws;

           (d) neither Parent nor any of its Subsidiaries has any material liability for any Hazardous Substance disposal or contamination on any third party property;

           (e) neither Parent nor any of its Subsidiaries has received any notice, demand letter, claim or request for information alleging any violation of, or liability under, any Environmental Law;

           (f) neither Parent nor any of its Subsidiaries is subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law;

           (g) to Parent's knowledge, there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning, or automotive services) involving Parent or any of its Subsidiaries, any currently or formerly owned or operated property, or any Parent Loan Property, that could reasonably be expected to result in any claims, liability or investigations against Parent or any of its Subsidiaries, result in any restrictions on the ownership, use, or transfer of any property pursuant to any Environmental Law, or adversely affect the value of any Parent Loan Property; and

           (h) Parent has delivered or made available to Parent copies of all environmental reports, studies, sampling data, correspondence, filings and other environmental information in its possession or reasonably available to it relating to Parent, its Subsidiaries and any currently or formerly owned or operated property or any Parent Loan Property.

     6.18. DISCLOSURE. The representations and warranties contained in this
Article VI, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article VI not misleading.


                             ARTICLE VII - COVENANTS

     7.01. REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of the Company, Merger Sub and Parent agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Transactions as promptly as practicable and otherwise to enable consummation of the Transactions, including the satisfaction of the conditions set forth in
Article VIII hereof, and shall cooperate fully with the other party hereto to that end.

     7.02. SHAREHOLDER APPROVAL. The Company agrees to take, in accordance with applicable law and the Company Articles and Company Bylaws, all action necessary to call, give notice of, convene, and hold as soon as reasonably practicable a meeting of its stockholders to consider and vote upon the approval of this Agreement and any other matters required to be approved by the Company's stockholders for consummation of the Transactions (including any adjournment or postponement, the "COMPANY MEETING"). Except with the prior approval of Parent, no other matters shall be submitted for the approval of the Company stockholders at the Company Meeting. Subject to Section 7.08, the Company Board shall at all times prior to and during such meeting recommend such approval (the "COMPANY BOARD RECOMMENDATION") and shall take all reasonable lawful action to solicit such approval by its stockholders. Nothing contained in Section 7.08 shall affect or otherwise limit the obligation of the Company to call, give notice of, convene, and hold the Company Meeting. Parent, as the sole stockholder of Merger Sub, has approved this Agreement and any other matters required to be approved by Merger Sub's stockholders for consummation of the Transactions.

     7.03. REGISTRATION STATEMENT.

           (a) Parent agrees to prepare a registration statement on Form S-4 or other applicable form (the "REGISTRATION STATEMENT") to be filed by Parent with the SEC in connection with the issuance of Parent Common Stock in the Merger (including the proxy statement and prospectus and other proxy solicitation materials of the Company constituting a part thereof (the "PROXY STATEMENT") and all related documents). The Company shall prepare and furnish such information relating to it and its directors, officers and stockholders as may be reasonably required in connection with the above referenced documents based on its knowledge of and access to the information required for said documents, and the Company, and its legal, financial and accounting advisors, shall have the right to review in advance such Registration Statement prior to its filing. The Company agrees to cooperate with Parent and Parent's counsel and accountants in requesting and obtaining appropriate opinions, consents and letters from its financial advisor and independent auditor in connection with the Registration Statement and the Proxy Statement. Provided that the Company has cooperated as described above, Parent agrees to file, or cause to be filed, the Registration Statement and the Proxy Statement with the SEC as promptly as reasonably practicable. Each of the Company and Parent agrees to use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof. Parent also agrees to use its reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. After the Registration Statement is declared effective under the Securities Act, the Company shall promptly mail at its expense the Proxy Statement to its stockholders.

           (b) Each of the Company and Parent agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement shall, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement and any amendment or supplement thereto shall, at the date(s) of mailing to stockholders and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading at the time and in light of the circumstances under which such statement is made. Each of the Company and Parent further agrees that if such party shall become aware prior to the Effective Date of any information furnished by such party that would cause any of the statements in the

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Registration Statement or the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other parties thereof and to take the necessary steps to correct the Registration Statement or the Proxy Statement.

           (c) Parent agrees to advise the Company, promptly after Parent receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Parent Common Stock for offering or sale in any jurisdiction, of the initiation or, to the extent Parent is aware thereof, threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

     7.04. REGULATORY FILINGS.

           (a) Each of Parent and the Company and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to promptly prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the Transactions and any other transactions contemplated by this Agreement and the Bank Merger Agreement and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Authorities; and any initial filings with Governmental Authorities (other than the Proxy Statement) shall be made by Parent as soon as reasonably practicable after the execution hereof. Each of Parent and the Company shall have a reasonable time to review such filings in advance, and to the extent practicable each shall consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of such parties agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it shall consult with the other parties hereto with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and the Bank Merger Agreement, and each party shall keep the other parties apprised of the status of material matters relating to completion of the transactions contemplated hereby.

           (b) Each party agrees, upon request, to furnish the other parties with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other parties or any of their respective Subsidiaries to any third party or Governmental Authority.

     7.05. PRESS RELEASES. The Company and Parent shall consult with each other before issuing any press release with respect to the Transactions or this Agreement and shall not issue any such press release or make any such public statements without the prior consent of the other party, which shall not be unreasonably withheld; PROVIDED, HOWEVER, that a party may, without the prior consent of the other party (but after such consultation, to the extent practicable in the circumstances), issue such press release or make such public statements as may upon the advice of outside counsel be required by law or the rules or regulations of Nasdaq or other regulatory authority. The Company and Parent shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the Transactions as reasonably requested by the other party.

     7.06. ACCESS; INFORMATION.

           (a) The Company agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford Parent and Parent's officers, employees, counsel, accountants and other authorized representatives such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties and personnel and to such other information as Parent may reasonably request and, during such period, it shall furnish promptly to Parent all information concerning its business, properties and personnel as Parent may reasonably request. Representatives of the Company's senior management will meet periodically with representatives of Parent to coordinate post-closing integration planning, including working toward conforming the Company's and Parent's asset/liability management, lending practice, credit review and administrative and related policies and practices.

           (b) Parent agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the Company and its authorized representatives such access to Parent's personnel as the Company may reasonably request and to such information relating to Parent as the Company may reasonably request.

           (c) Each party agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section
7.06 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party shall keep confidential, and shall cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 7.06 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from publicly available sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by any party of the business and affairs of any other party shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to any party's obligation to consummate the transactions contemplated by this Agreement.

     7.07. AFFILIATES. The Company shall use its reasonable best efforts to identify those Persons who may be deemed to be "affiliates" of the Company within the meaning of Rule 145 promulgated by the SEC under the Securities Act (the "COMPANY AFFILIATES") and to cause each

Person so identified to deliver to Parent as soon as practicable, and in any event prior to the date of the Company Meeting, a written agreement ("AFFILIATE AGREEMENT") to comply with the requirements of Rule 145 under the Securities Act in connection with the sale or other transfer of Parent Common Stock received in the Merger, which agreement shall be in a form reasonably satisfactory to the Company and the Parent.

     7.08. ACQUISITION PROPOSALS. The Company agrees that neither it nor any of its Subsidiaries nor any of the Company's or any Subsidiary's, officers, directors, employees, agents or representatives (the "REPRESENTATIVES") shall, directly or indirectly, initiate, solicit, encourage or otherwise facilitate (including without limitation by way of furnishing confidential information or data) any inquiries regarding or the making of any Acquisition Proposal (other than by Parent). The Company further agrees that neither it nor any of its Subsidiaries nor any of the Company's or any Subsidiary's Representatives shall, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal or enter into any definitive agreement, arrangement or understanding with respect to an Acquisition Proposal or requiring it (or conditioned upon requiring it) to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement; PROVIDED, HOWEVER, that nothing contained in this Agreement shall prevent the Company or the Company Board between the date of this Agreement and prior to the date of the Company Meeting from (A) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Company Board receives from the Person so requesting such information an executed confidentiality agreement no less favorable to it than the Confidentiality Agreement entered into on September 22, 2003 by Parent and the Company (and the Company shall enforce and not waive any provision of any confidentiality agreement entered into with any such Person contemplated by this Section 7.08); (B) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal; or
(C) recommending such an Acquisition Proposal to the stockholders of the Company, if and only to the extent that, (i) in each such case referred to in clause (A), (B) or (C) above, the Company Board determines in good faith (after consultation with outside legal counsel) and by a majority vote of the entire Company Board that such action would be required in order for its directors to comply with their respective fiduciary duties under applicable law, (ii) in each such case referred to in clause (A) or (B) above, the Company Board also determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to lead to a Superior Proposal, and (iii) in the case referred to in clause (C) above, (w) the Company Board also determines in good faith (after consultation with its financial advisor) and by a majority of the entire Company Board that such Acquisition Proposal is a Superior Proposal, (x) the Company Board has given Parent five (5) Business Days' prior written notice of its intention to recommend such Acquisition Proposal to the stockholders of the Company, (y) the Company Board has considered any changes to the Per Share Merger Consideration and to this Agreement (if any) proposed by Parent, and (z) the Company Board has determined in good faith and by a majority vote of the entire Company Board, after consultation with the Company's outside legal counsel and after consultation with its financial advisor, that such unsolicited proposal remains a Superior Proposal even after the changes proposed by Parent. A "Superior Proposal" shall be a BONA FIDE Acquisition Proposal for 100% of the outstanding securities of the Company that is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and, if consummated, is reasonably likely to result in a transaction more favorable to the Company's stockholders from a financial point of view than the Merger. Nothing contained in this Agreement shall prevent the Company or the Company Board from complying with its disclosure obligations under Rule 14d-9 or 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal (it being understood that if any such disclosure constitutes or contemplates a withholding, withdrawing, modification, amendment or qualification to the Company Board Recommendation that is adverse to Parent or recommendation of an Acquisition Proposal, the Company shall comply with all provisions of this Section 7.08).

     The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposals and shall request the return or destruction of all confidential information provided to any such parties prior to the date of this Agreement. The Company agrees that it will notify Parent immediately if any inquiries, proposals or offers are received by, any such information is requested from, or any discussions or negotiations are sought to be initiated or continued with, any of its Representatives relating to an Acquisition Proposal. The Company will promptly (within one Business Day) advise Parent following receipt of any Acquisition Proposal and the substance thereof (including the identity of the Person making such Acquisition Proposal), and will keep Parent apprised of any related developments, discussions and negotiations (including the terms and conditions (and any amendments or modifications thereto) of the Acquisition Proposal) on a current basis. The Company will use its best efforts to enforce (and will not waive any provisions of) any confidentiality or similar agreement entered into by it or on its behalf by McConnell, Budd and Romano, Inc. or otherwise relating to a potential Acquisition Proposal.

     7.09. CERTAIN POLICIES. Prior to the Effective Date, each of the Company and its Subsidiaries shall, consistent with GAAP, the rules and regulations of the SEC and applicable banking laws and regulations, modify or change its loan, OREO, accrual, reserve, tax, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of Parent; PROVIDED, HOWEVER, that no such modifications or changes need be made prior to the satisfaction of all of the conditions set forth in Article VIII; and further provided that in any event, no accrual or reserve made by the Company or any of its Subsidiaries pursuant to this Section 7.09 shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. The recording of any such adjustments shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence of the Company or its management with any such adjustments.

     7.10. NASDAQ LISTING. Parent agrees to use its reasonable best efforts to list, prior to the Effective Date, on the Nasdaq the shares of Parent Common Stock to be issued in connection with the Merger.

     7.11. INDEMNIFICATION.

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           (a) From and after the Effective Time, Parent (the "INDEMNIFYING
PARTY") shall indemnify and hold harmless each present and former director, officer and employee of the Company or a Company Subsidiary, as applicable, determined as of the Effective Time (each an "INDEMNIFIED PARTY" and collectively the "INDEMNIFIED PARTIES") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, arising in whole or in part out of, or pertaining to the fact that he or she was a director, officer or employee of the Company or any Company Subsidiary or is or was serving at the request of the Company or any of the Company Subsidiaries as a director, officer or employee, of another corporation, partnership, joint venture, trust or other enterprise, including without limitation matters related to the negotiation, execution and performance of this Agreement or any of the transactions contemplated hereby, to the fullest extent which such Indemnified Parties would be entitled under the Company Articles and Company Bylaws as in effect as of the date hereof.

           (b) Any Indemnified Party wishing to claim indemnification under this
Section 7.11, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not actually prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm for all Indemnified Parties, unless the proposed counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest among such parties, in which case the Indemnifying Party shall pay the reasonable fees and expenses of one additional counsel to the extent necessary to avoid such conflict), (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent and (iv) the Indemnifying Party shall have no obligation hereunder in the event that a federal or state banking agency or a court of competent jurisdiction shall determine that indemnification of an Indemnified Party by the Indemnifying Party in the manner contemplated hereby is prohibited by applicable laws and regulations.

           (c) Prior the Effective Time, Parent shall use its reasonable best efforts to purchase an extended reporting period endorsement under the Company's existing directors' and officers' liability insurance coverage for the Company's directors and officers in a form reasonably acceptable to the Company which shall provide such directors and officers with coverage for six years following the Effective Time of not less than the existing coverage under, and have other terms no materially less favorable on the whole to the insured Persons than the

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directors' and officers' liability insurance coverage presently maintained by the Company, provided that in no event shall Parent be required to expend in any one year an amount in excess of 150% of the annual premiums currently paid by the Company for such insurance (the "INSURANCE AMOUNT"), and further provided that if Parent is unable to maintain or obtain the insurance called for by this
Section 7.11(c) as a result of the preceding provision, Parent shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount with respect to acts or omissions occurring prior to the Effective Time by such directors and officers in their capacities as such.

           (d) If Parent or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this Section 7.11.

     7.12. EMPLOYMENT AND BENEFIT MATTERS.

           (a) As soon as administratively practicable after the Effective Time, Parent shall take all reasonable action so that employees of the Company and its Subsidiaries (i) shall receive employee benefits which are no less favorable than those generally afforded to other employees of Parent or its Subsidiaries holding similar positions and (ii) shall be entitled to participate in each employee benefit plan, program or arrangement of Parent of general applicability (the "PARENT BENEFITS PLANS") to the same extent as similarly-situated employees of Parent and its Subsidiaries (it being understood that inclusion of the employees of the Company and its Subsidiaries in the Parent Benefits Plans may occur at different times with respect to different plans.) Parent shall cause each Parent Benefits Plan in which employees of the Company and its Subsidiaries are eligible to participate to recognize, for purposes of determining eligibility to participate in, the vesting of benefits and for all other purposes (but not for accrual of benefits) under the Parent Benefit Plans, the service of such employees with the Company and its Subsidiaries to the same extent as such service was credited for such purpose by the Company. Employees of the Company and its Subsidiaries will be given credit for past service with the Company for purposes of Parent's vacation policy. Notwithstanding the foregoing, in no event shall an employee of the Company or its Subsidiaries who becomes an employee of Parent or its Subsidiaries at the Effective Time be eligible for bonus consideration for the period of employment from January 1, 2004 through the Effective Time to the extent such employee received a pro rata bonus from the Company and its Subsidiaries for employment during such period.

           (b) Notwithstanding anything to the contrary contained herein, Parent shall have sole discretion with respect to the determination as to whether or when to terminate, merge or continue any employee benefit plans and programs of the Company or any of its Subsidiaries. To the extent amounts are distributable under Benefit Plans and constitute "eligible rollover distributions" (as defined in Section 402(f)(2)(A) of the Code) said amounts may be rolled over to any tax-qualified Parent Benefit Plan that accepts rollover distributions or to any eligible individual retirement account.

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           (c) Except as otherwise expressly provided in this Agreement, Parent shall honor, and the Surviving Corporation shall continue to be obligated to perform, in accordance with their terms, all benefit obligations to, and contractual rights of, current and former employees of the Company existing as of the Effective Date, as well as all employment, severance, deferred compensation or "change-in-control" agreements, plans or policies of the Company, but only to the extent that such obligations are Previously Disclosed in Sections 4.01(b)(5) or 5.15(a) of the Company Disclosure Schedule. Parent acknowledges that the consummation of the Merger will constitute a "change-in-control" of the Company for purposes of any employee benefit plans, agreements and arrangements of the Company.

           (d) If employees of the Company or any of its Subsidiaries become eligible to participate in a medical, dental or health plan of Parent, Parent shall cause each such plan to (i) waive any preexisting condition limitations to the extent such conditions are covered under the applicable medical, health or dental plans of Parent and (ii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the Effective Time to the extent such employee had satisfied any similar limitation or requirement under an analogous Plan prior to the Effective Time, and (iii) provide full credit under such plans for any deductibles, co-payments and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation.

           (e) Subject to Section 7.18 hereof, none of Parent or a Parent Subsidiary shall have any obligation to continue the employment of any employee of the Company or a Company Subsidiary and nothing contained herein shall give any such Person the right to continued employment with Parent or a Parent Subsidiary after the Effective Time. An employee of the Company or a Company Subsidiary (other than an employee who is party to an employment agreement, a severance agreement or a special termination agreement) whose employment is involuntarily terminated other than for cause within two years time following the Effective Time shall be entitled to receive severance payments in accordance with, and to the extent provided in the Company's merger severance benefit program Previously Disclosed to Parent. An employee's employment shall be deemed to have been involuntary terminated even if such employee is offered a position with Parent or Parent Bank, unless such position is a "comparable position" as defined in the Company's merger severance benefit program.

     7.13. BANK MERGER. Parent and the Company agree to take all action necessary and appropriate, including causing the entering into of an appropriate merger agreement (the "BANK MERGER AGREEMENT"), to cause the Company Bank to merge, either directly or indirectly, by use of one or more interim corporations, with and into the Parent Bank (the "BANK MERGER") in accordance with applicable laws and regulations and the terms of the Bank Merger Agreement and as soon as practicable after consummation of the Merger.

     7.14. NOTIFICATION OF CERTAIN MATTERS. Each of the Company, Parent and Merger Sub shall give prompt notice to the other of any fact, event or circumstance known to it that (i) if it had been known as of the date of this Agreement, would have been required to have been included in the Company Disclosure Schedule, (ii) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material

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Adverse Effect with respect to it, or (iii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

     7.15. UPDATE OF DISCLOSURE SCHEDULES. From time to time prior to the Effective Time, the Company will promptly supplement or amend the Company Disclosure Schedule in writing to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in the Company Disclosure Schedule or which is necessary to correct any information in the Company Disclosure Schedule which has been rendered inaccurate thereby. In addition, at or prior to the Effective Time, the Company shall provide Parent with a written copy of the complete Company Disclosure Schedule, marked to show any and all such supplements and amendments, and/or, if no such supplements or amendments were made to a particular Section of the Company Disclosure Schedule, the Company shall provide Parent with a certificate signed on behalf of the Company by a duly authorized officer of the Company to such effect. No supplement or amendment to the Company Disclosure Schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Section 8.03(a) hereof or compliance by the Company with the covenants set forth in Article V hereof.

     7.16. CURRENT INFORMATION.

           (a) As soon as practicable, the Company will furnish to Parent copies of all such financial statements and reports as it or any of its subsidiaries shall send to its stockholders, the SEC or any other Governmental Authority, to the extent any such reports furnished to any such Governmental Authority are not confidential and except as legally prohibited thereby, and will furnish to Parent such additional financial data as Parent may reasonably request.

           (b) Promptly upon receipt thereof, the Company will furnish to Parent copies of all internal control reports submitted to the Company and its Subsidiaries by independent auditors in connection with each annual, interim or special audit of the books of the Company and its Subsidiaries made by such auditors.

           (c) The Company will promptly notify Parent of any material change in the normal course of business or in the operation of the properties of the Company or any of its Subsidiaries and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving the Company or any of its Subsidiaries, and will keep Parent reasonably informed of such events.

     7.17. LOAN LOSS RESERVES. During the period from the date of this Agreement to the Effective Time, the Company shall provide Parent with any information Parent shall reasonably request regarding its Loan Loss Reserves.

     7.18. RELATED AGREEMENTS. Concurrently with the execution of this Agreement by the Company, Merger Sub and Parent, (i) the Parent, Parent Bank and JPM have entered into a Change of Control Agreement in the form that has been Previously Disclosed and (ii) the Parent, Parent Bank and JPM have entered into an Employment Agreement substantially in the form that has been Previously Disclosed.

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     7.19. SECTION 16 MATTERS. Prior to the Effective Time, the Company and
Parent shall, as applicable, take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) or acquisitions of Parent Common Stock resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Company to be exempt under Rule 16b-3 promulgated under the Exchange Act. Company agrees to promptly furnish Parent with all requisite information necessary for Parent to take the actions contemplated by this Section 7.19.

     7.20. EXECUTIVE COMMITTEE. Upon consummation of these Transactions, Parent shall, and shall cause Parent Bank to, appoint JPM to the executive committees of the boards of directors of each of Parent and Parent Bank, respectively.

     7.21. PARENT PRODUCTS AND SERVICES. From and after the date of this Agreement, Parent and the Company shall consult on a reasonable basis with each other on the introduction of products and services not currently offered by the Company Bank which Parent would expect to make available to customers following the Effective Time; PROVIDED, HOWEVER, that nothing herein shall obligate the Company to offer any such products or services prior to the Effective Time.

     7.22. ALCO MANAGEMENT. The Company and the Company Bank agree to manage their assets and liabilities in accordance with Company's asset and liability management policy as in effect on the date hereof, unless otherwise agreed by the parties. Neither the Company nor the Company Bank shall amend or modify such policy without the express written consent of Parent. The Company and Parent agree to consult on investment programs to be administered by the Company Bank.

     7.23. COORDINATION OF DIVIDENDS. After the date of this Agreement, the Company shall coordinate the declaration of any dividends in respect of the Company Common Stock and the record dates and payment dates relating thereto with that of the Parent Common Stock, it being the intention of the parties that the holders of Parent Common Stock or Company Common Stock shall not receive more than one dividend, or fail to receive one dividend, for any single calendar quarter with respect to their shares of parent Common Stock and/or Company Common Stock and any shares of Parent Common Stock any holder of Company Common Stock receives in exchange therefore in the Merger.


             ARTICLE VIII - CONDITIONS TO CONSUMMATION OF THE MERGER

     8.01. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each of the parties hereto to consummate the Merger is subject to the fulfillment, where permitted by law, or written waiver by the parties hereto prior to the Closing Date of each of the following conditions:

           (a) SHAREHOLDER APPROVAL. This Agreement shall have been duly approved by holders of not less than a majority of the outstanding Company Common Stock.

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           (b) REGULATORY APPROVALS. All regulatory approvals required to consummate the Transactions shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approval shall contain any conditions, restrictions or requirements which the Parent Board reasonably determines in good faith would, individually or in the aggregate, materially reduce the benefits of the Transactions to such a degree that Parent would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof.

           (c) NO INJUNCTION. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Transactions.

           (d) REGISTRATION STATEMENT. The Registration Statement shall have been declared effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated by the SEC and not withdrawn and Parent shall have received all required approvals by state securities or "blue sky" authorities.

           (e) TAX OPINION. Parent and Merger Sub shall have received a letter setting forth the written opinion of Goodwin Procter LLP, in form and substance reasonably satisfactory to Parent and Merger Sub, dated as of the Effective Date, and Company shall have received a letter setting forth the written opinion of Foley Hoag LLP, in form and substance reasonably satisfactory to Company, dated as of the Effective Date, in each case substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such letter, each of the Merger and the Bank Merger will constitute a tax-free reorganization described in section 368(a) of the Internal Revenue Code.

     8.02. CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to consummate the Merger is also subject to the fulfillment or written waiver by the Company prior to the Closing Date of each of the following conditions:

           (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Parent and Merger Sub in this Agreement which is qualified as to materiality shall be true and correct and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, as applicable, and (except to the extent such representations and warranties speak as of an earlier date, with respect to which such representations and warranties shall be true and correct in all material respects as of such earlier date) as of the Closing Date as though made on and as of the Closing Date; PROVIDED, HOWEVER, that for purposes of this Section 8.02(a), such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, and without giving effect to any qualification as to materiality set forth in such representations or warranties, would have a Material Adverse Effect on Parent, and the Company shall have received a certificate, dated the Effective Date, signed by the Chief Executive Officer and the Chief Financial Officer of Parent and Merger Sub to such effect.

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           (b) PERFORMANCE OF OBLIGATIONS OF PARENT AND MERGER SUB. Each of
Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate, dated the Effective Date, to such effect signed by the Chief Executive Officer and Chief Financial Officer of Parent and Merger Sub.

           (c) ABSENCE OF PARENT CHANGES. From the date of this Agreement through the Closing Date, there shall not have occurred any change that individually or in the aggregate has or could reasonably be expected to have a Material Adverse Effect on the Parent, PROVIDED HOWEVER, that solely for the purposes of determining whether this condition has been fulfilled, Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws, rules or regulations of general applicability or interpretations thereof by Governmental Authorities, (b) changes in GAAP or regulatory accounting requirements applicable to financial institutions and their holding companies generally and (c) changes in economic conditions affecting financial institutions generally, including but not limited to, changes in general levels of interest rates generally.

           (d) OTHER ACTIONS. Parent and Merger Sub shall have furnished the Company with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections
8.01 and 8.02 as the Company may reasonably request.

     8.03. CONDITIONS TO OBLIGATIONS OF PARENT. The obligations of Parent and Merger Sub to consummate the Merger are also subject to the fulfillment or written waiver by Parent and Merger Sub prior to the Closing Date of each of the following conditions:

           (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company in this Agreement which is qualified as to materiality shall be true and correct and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and (except to the extent such representations and warranties speak as of an earlier date, with respect to which such representations and warranties shall be true and correct in all material respects as of such earlier date) as of the Closing Date as though made on and as of the Closing Date; PROVIDED, HOWEVER, that for purposes of this Section 8.03(a), such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, and without giving effect to any qualification as to materiality set forth in such representations or warranties, would have a Material Adverse Effect on the Company; PROVIDED, FURTHER, that for purposes of this Section 8.03(a), and notwithstanding anything to the contrary within this Section 8.03(a), each of the representations and warranties contained in Sections 5.07(c) and 5.10 shall be true and correct (without giving effect to any qualification to materiality or immateriality) in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date with respect to which such representations and warranties shall be true and correct in all material respects as of such earlier date) as of the Closing Date. Parent and Merger Sub shall have received a certificate, dated the Effective Date, signed by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

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           (b) PERFORMANCE OF OBLIGATIONS OF COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate, dated the Effective Date, to such effect signed by the Chief Executive Officer and Chief Financial Officer of the Company.

           (c) DISSENTING SHARES. Dissenting Shares shall not represent 10% or more of the outstanding Company Common Stock.

           (d) CONSENTS UNDER AGREEMENTS. The consent, approval or waiver of each Person (other than regulatory approvals contemplated in Section 8.01(b)) whose consent or approval shall be required in order to permit (i) the lawful consummation of the Merger and the Bank Merger and (ii) the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of the Company or any of the Company's Subsidiaries under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument shall have been obtained, except for such consents the failure of which to be obtained would not, individually or in the aggregate, have a Material Adverse Effect on Parent after giving effect to the consummation of the Transactions, and none of such permits, consents, waivers, clearances, approvals and authorizations shall contain any term or condition which would, individually or in the aggregate, have a Material Adverse Effect on the Company or the Company Bank or Parent.

           (e) NO PARACHUTE PAYMENTS. Neither Company or any of the Company's Subsidiaries shall have taken any action or made any payments that would result, either individually or in the aggregate, in any violation of the requirements set forth in Section 4.01(b)(10).

           (f) ABSENCE OF COMPANY CHANGES. From the date of this Agreement through the Closing Date, there shall not have occurred any change that individually or in the aggregate has or could reasonably be expected to have a Material Adverse Effect on the Company, PROVIDED HOWEVER, that solely for the purposes of determining whether this condition has been fulfilled, Material Adverse Effect shall not be deemed to include the impact of (1) changes in banking and similar laws, rules or regulations of general applicability or interpretations thereof by Governmental Authorities, (2) changes in GAAP or regulatory accounting requirements applicable to financial institutions and their holding companies generally, (3) changes in economic conditions affecting financial institutions generally, including but not limited to, changes in general levels of interest rates generally, (4) direct effects of compliance with this Agreement on the operating performance of the Company, including expenses incurred by the Company in consummating the transactions contemplated by this Agreement and (5) the effects of any action or omission taken with the prior consent of Parent or as otherwise contemplated by this Agreement, the Bank Merger Agreement and the Voting Agreements.

           (g) OTHER ACTIONS. The Company shall have furnished Parent and Merger Sub with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 8.01 and 8.03 as Parent or Merger Sub may reasonably request.

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                            ARTICLE IX - TERMINATION

     9.01. TERMINATION. This Agreement may be terminated and the Merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated in this Agreement by the stockholders of the Company:

           (a) MUTUAL CONSENT. By mutual consent of Parent and the Company, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

           (b) DELAY. By either Parent or the Company (if its Board of Directors so determines by vote of a majority of the members of its entire Board) if (i) the Effective Time shall not have occurred on or before July 31, 2004 or such later date as the parties may have agreed upon in writing (the "EXPIRATION DATE"), except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of (i) the party seeking to terminate pursuant to this Section 9.01(b) or (ii) any of the Shareholders (if the Company is the party seeking to terminate), which action or inaction is in violation of its obligations under this Agreement or, in the case of the Shareholders, his, her or its obligations under the relevant Voting Agreement.

           (c) NO APPROVAL. By the Company or Parent, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority or an application therefor shall have been permanently withdrawn at the request of a Governmental Authority.

           (d) BREACH. At any time prior to the Effective Time, by Parent or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of: (i) a material breach by Parent or the Company, as the case may be, of any representation or warranty contained herein, which breach would constitute, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 8.02(a) or 8.03(a), as the case may be, and which cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach; or
(ii) a material breach by Parent or the Company, as the case may be, of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach.

           (e) NO SHAREHOLDER APPROVAL. By either Parent or the Company (provided, that the terminating party shall not be in material breach of any of its obligations under Section 7.02) if any approval of the stockholders of the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of the Company's stockholders or at any adjournment or postponement thereof, or,

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

if such meeting of stockholders shall not have been held or shall have been canceled prior to the Expiration Date.

           (f) FAILURE TO RECOMMEND. By Parent if, at any time prior to the Company Meeting, (i) the Company shall have materially breached Section 7.08 or
(ii) the Company Board shall have failed to make its recommendation referred to in Section 7.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Parent (including, without limitation, recommending an Acquisition Proposal in compliance with Section 7.08), or (iii) the Company shall have materially breached its obligations to call, give notice of, convene and hold the Company Meeting in accordance with Section 7.02.

           (g) CERTAIN TENDER OFFERS. By Parent, if a Tender Offer is commenced (as such term is defined in Rule 14d-2 under the Exchange Act), other than by Parent or a Subsidiary thereof, and the Company Board recommends (in compliance with Section 7.08) that the stockholders of the Company tender their shares in such Tender Offer or otherwise fails to recommend that such stockholders reject such Tender Offer within the 10 Business Day period specified in Rule 14e-2(a) under the Exchange Act.

           (h) POSSIBLE ADJUSTMENT. By the Company, if the Company Board so determines by the vote of a majority of all of its members, by giving written notice to Parent not later than the end of the second Business Day next following the Determination Date, in the event that both of the following conditions are satisfied:

                  (i) the Average Closing Price shall be less than 80% of the Signing Closing Price; and

                  (ii) (A) the number obtained by dividing the Average Closing Price by the Signing Closing Price (the "PARENT RATIO") is less than (B) the number obtained by dividing the Final Index Price by the Initial Index Price and then multiplying the quotient in this clause (ii)(B) by .90 (the "INDEX RATIO").

     If the Company elects to exercise its termination right pursuant to this
Section 9.01(h), it shall give written notice to Parent. During the five-business-day period commencing with its receipt of such notice, Parent may, at its option (the "FILL OPTION"), offer to adjust the Per Share Stock Consideration to a level equal to a quotient (rounded to the nearest one ten-thousandth), the numerator of which is the product of the Signing Closing Price, 0.80, and the Per Share Stock Consideration (as then in effect) and the denominator of which is the Average Closing Price. If Parent makes an election contemplated by the preceding sentence within such five-day period, it shall give prompt written notice to the Company of such election and the adjusted Per Share Stock Consideration, whereupon no termination shall be deemed to have occurred pursuant to this Section 9.01(h) and this Agreement shall remain in effect in accordance with its terms (except as the Per Share Stock Consideration shall have been so adjusted), and any references in this Agreement to "PER SHARE STOCK CONSIDERATION" shall thereafter be deemed to refer to the Per Share Stock Consideration as adjusted pursuant to this Section 9.01(h).

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

     If Parent or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of the Agreement and the valuation date, the prices for the common stock of such company will be appropriately adjusted.

     9.02. EFFECT OF TERMINATION; EXPENSES.

           (a) In the event of the termination of this Agreement pursuant to
Section 9.01, this Agreement shall forthwith become void (except as set forth in Section 10.01), subject to Section 9.03, and there shall be no liability on the part of any party hereto, except (i) each party shall remain liable in any action at law or otherwise for any liabilities or damages arising out of its gross negligence or willful breach of any provision of this Agreement, and (ii) as otherwise provided in this Section 9.02.

           (b) If this Agreement is terminated as a result of any breach of a representation, warranty, covenant or other agreement which is caused by the gross negligence or willful or intentional breach of a party hereto, such party shall be liable to the other party for all out-of-pocket costs and expenses, including, without limitation, the reasonable fees and expenses of lawyers, accountants and investment bankers, incurred by such other party in connection with the entering into of this Agreement and the carrying out of any and all acts contemplated hereunder ("EXPENSES"); PROVIDED, HOWEVER, that the maximum amount any party shall be liable to the other party for Expenses pursuant to this Section 9.02(b) shall be $500,000. The payment of Expenses is not an exclusive remedy, but is in addition to any other rights or remedies available to the parties hereto (whether at law or in equity) arising out of the gross negligence of a party or willful breach of any provision of this Agreement or under this Agreement.

     9.03. COMPANY SPECIAL PAYMENT. As a condition of Parent's willingness, and in order to induce Parent, to enter into this Agreement and to reimburse Parent for incurring the damages, costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, the Company will pay to Parent the sum of $6,000,000 (as such amount may be adjusted pursuant to Section 9.03(e), the "COMPANY SPECIAL PAYMENT"), if and only if a Payment Event (as hereinafter defined) shall have occurred before the Special Payment Termination Date (as hereinafter defined) determined in accordance with
Section 9.03(c).

           (a) "PAYMENT EVENT" shall mean any of the following event:

               (i) without Parent's prior written consent, the Company shall have entered into an agreement to effect, or shall have consummated, a Change in Control Transaction;

               (ii) This Agreement shall have been terminated by Parent pursuant to Section 9.01(f) or 9.01(g).

           (b) A "TIME EXTENSION EVENT" means any of the following events:

               (i) any person (other than Parent or any Parent Subsidiary) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a Tender Offer; or

               (ii) Any person (other than Parent or any Parent Subsidiary) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or has the contractual right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act) shall have been formed which beneficially owns or has the contractual right to acquire beneficial ownership of, 25% or more of the then outstanding shares of Company Common Stock; or

               (iii) following the public announcement of an Acquisition Proposal, the holders of Company Common Stock shall not have approved this Agreement at the meeting of such stockholders held for the purpose of voting on this Agreement; or

               (iv)  following the occurrence of an Acquisition Proposal:

                              (A) the meeting of Company stockholders held for
                     the purpose of voting on this Agreement shall not have been held in violation of the Company's obligations set forth in
                     Section 7.02 hereof, or shall have been canceled prior to termination of this Agreement,

                              (B) the Company's Board of Directors shall have
                     withdrawn or modified in a manner adverse to Parent the recommendation of the Company's Board of Directors with respect to this Agreement and the Merger, or

                              (C) The Company shall have willfully or
                     intentionally breached any representation, warranty, covenant or obligation contained in this Agreement and such breach would entitle Parent to terminate this Agreement under Section 9.01(d) hereof (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of this Agreement).

           (c) DURATION OF PARENT'S RIGHTS WITH RESPECT TO COMPANY SPECIAL PAYMENT. Notwithstanding any other provision of this Agreement, the provisions of this Section 9.03 shall remain in effect and shall be enforceable by Parent or any successor in interest until the "SPECIAL PAYMENT TERMINATION DATE", which shall be the earliest to occur of:

                  (i)   The Effective Time of the Merger,

                  (ii) The date that is 12 months after termination or expiration of this Agreement following the occurrence of a Time Extension Event;

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

                  (iii) The date on which the Agreement is terminated in accordance with its terms, BUT ONLY IF such termination takes place PRIOR to the occurrence of a Payment Event or a Time Extension Event.

            (d) EXCLUSIVITY OF REMEDY. Notwithstanding anything to the contrary set forth in this Agreement, if the Company pays or causes to be paid to Parent or to Parent Bank the Company Special Payment, neither the Company nor Company Bank will have any further obligations or liabilities to Parent or Parent Bank with respect to this Agreement or the transactions contemplated by this Agreement.

            (e) ADJUSTMENT TO AMOUNT OF COMPANY SPECIAL PAYMENT. The amount of the Company Special Payment shall be reduced by the amount of any Expenses paid by the Company to Parent pursuant to Section 9.02(b).

            (f) EFFECT ON STANDSTILL ARRANGEMENTS. In the event the Company pays to Parent the Company Special Payment, any standstill provisions contained in the Confidentiality Agreements referred to in Section 7.08 shall terminate.

            (g) PAYMENT REQUIRED. Any payment required under this Section 9.03 will be payable by the Company to Parent (by wire transfer of immediately available funds to an account designated by Parent) within five Business Days after demand by Parent.


                            ARTICLE X - MISCELLANEOUS

     10.01. SURVIVAL. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than agreements or covenants contained herein that by their express terms are to be performed after the Effective Time, and the Voting Agreements, which shall terminate in accordance with the terms thereof) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 7.06(c) and 9.03, and, excepting Section 10.12 hereof, this
Article X, which shall survive any such termination).

     10.02. WAIVER; AMENDMENT. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefited by the provision or (ii) amended or modified at any time, by an agreement in writing among the parties hereto executed in the same manner as this Agreement, except that after the Company Meeting no amendment shall be made which changes in kind or reduces in amount the Merger Consideration without the further approval of the Company's stockholders.

     10.03. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

     10.04. GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of The Commonwealth of Massachusetts applicable to contracts made and to be performed entirely within such state.

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

     10.05. EXPENSES. Except as otherwise provided in Section 9.02, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel and, in the case of Parent, the registration fee to be paid to the SEC in connection with the Registration Statement, except that expenses of printing the Proxy Statement shall be shared equally between the Company and Parent.

     10.06. NOTICES. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

     If to the Company to:

            Abington Bancorp Inc.
            97 Libbey Parkway
            Weymouth, Massachusetts 02189
            Attention: President & Chief Executive Officer
            Fax:  (781) 682-8930

     With a copy to:

            Foley Hoag LLP
            155 Seaport Boulevard
            Boston, Massachusetts 02210
            Attention:  Peter W. Coogan and Carol Hempfling Pratt
            Fax:  (617) 832-7000

     If to Parent to:

            Seacoast Financial Services Corporation
            One Compass Place
            P.O. Box 2101
            New Bedford, Massachusetts 02740-6300
            Attention:  President & Chief Executive Officer
            Fax:  (508) 996-3318

     With a copy to:

            Goodwin Procter LLP
            Exchange Place
            Boston, MA 02109
            Attention:  William P. Mayer and James A. Matarese
            Fax:  (617) 532-1231

     10.07. ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES. This Agreement, the Bank Merger Agreement and the Voting Agreements, represent the entire

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

understanding of the parties hereto and thereto with reference to the transactions contemplated hereby and thereby and this Agreement, the Bank Merger Agreement and the Voting Agreements supersede any and all other oral or written agreements heretofore made. Except for the Indemnified Parties' right to enforce Parent's obligation under Section 7.11, which are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives, nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     10.08. SEVERABILITY. Except to the extent that application of this Section
10.08 would have a Material Adverse Effect on the Company or Parent, any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. In all such cases, the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.

     10.09. ENFORCEMENT OF THE AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     10.10. INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." References to sections include subsections which are part of the related sections (e.g. a section numbered "Section 5.5(a)" would be part of "Section 5.5" and references to "Section 5.5" would also refer to material contained in the subsection described as "Section 5.5(a)").

     10.11. ASSIGNMENT. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     10.12. ALTERNATIVE STRUCTURE. Notwithstanding any provision of this Agreement to the contrary, Parent may at any time modify the structure of the acquisition of the Company set forth herein, subject to the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed, provided that (i) the Merger Consideration to be paid to the holders of Company Common Stock is not thereby changed in kind or reduced in amount as a result of such modification, (ii) such modification will not adversely affect the tax treatment of the Company's stockholders as a result of receiving the Merger Consideration and (iii) such modification will not materially delay or jeopardize receipt of any required approvals of Governmental Authorities.

              *REMAINDER OF PAGE HAS INTENTIONALLY BEEN LEFT BLANK*

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.


                                      SEACOAST FINANCIAL SERVICES
                                      CORPORATION


                                      By:  /s/ Kevin G. Champagne
                                          -------------------------------------
                                          Name:  Kevin G. Champagne
                                          Title: President and Chief Executive
                                                 Officer


                                      By:  /s/ Francis S. Mascianica, Jr.
                                          -------------------------------------
                                          Name:  Francis S. Mascianica, Jr.
                                          Title: Treasurer and Chief Financial
                                                 Officer


                                      COAST MERGER SUB CORPORATION


                                      By:  /s/ Kevin G. Champagne
                                          -------------------------------------
                                          Name:  Kevin G. Champagne
                                          Title: President

                                      By:  /s/ Francis S. Mascianica, Jr.
                                          -------------------------------------
                                          Name:  Francis S. Mascianica, Jr.
                                          Title: Treasurer


                                      ABINGTON BANCORP INC.


                                      By:  /s/ James P. McDonough
                                          -------------------------------------
                                          Name:  James P. McDonough
                                          Title: President and Chief Executive
                                                 Officer


                                      By:  /s/ James K. Hunt
                                          -------------------------------------
                                          Name:  James K. Hunt
                                          Title: Treasurer and Chief Financial
                                                 Officer

                                     ANNEX A

                                VOTING AGREEMENT

         VOTING AGREEMENT ("AGREEMENT"), dated as of October 20, 2003, by and between Seacoast Financial Services Corporation, a Massachusetts corporation ("PARENT"), and the undersigned ("STOCKHOLDER") holder of common stock, par value $0.10, of Abington Bancorp Inc. ("SHARES").

         WHEREAS, the Parent, Coast Merger Sub Corporation, a Massachusetts corporation and wholly owned subsidiary of the Parent ("MERGER SUB"), and Abington Bancorp Inc., a Massachusetts corporation ("SELLER"), have entered into an Agreement and Plan of Merger, dated of even date herewith (as such agreement may be subsequently amended or modified, the "AGREEMENT AND PLAN OF MERGER"), providing for the merger of Merger Sub with and into the Seller (the "MERGER");

         WHEREAS, the Stockholder beneficially owns and has sole or shared voting power with respect to the number of Shares, and holds stock options or other rights to acquire the number of Shares indicated opposite the Stockholder's name on SCHEDULE 1 attached hereto;

         WHEREAS, it is a condition to the consummation of the Merger that the Stockholder execute and deliver this Agreement on a date even herewith; and

         WHEREAS, all capitalized terms used in this Agreement without definition herein shall have the meanings ascribed to them in the Agreement and Plan of Merger.

         NOW, THEREFORE, in consideration of, and as a condition to, the Parent entering into the Agreement and Plan of Merger and proceeding with the transactions contemplated thereby, and in consideration of the expenses incurred and to be incurred by the Parent in connection therewith, the Stockholder and the Parent agree as follows:

         1. AGREEMENT TO VOTE SHARES. The Stockholder agrees that, prior to the Expiration Date (as defined below), at any meeting of the stockholders of the Seller, or in connection with any written consent of the stockholders of the Seller, with respect to the Merger, the Agreement and Plan of Merger or any Acquisition Proposal or any adjournment thereof, Stockholder shall:

               (a) appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum;

               (b) from and after the date hereof until the Expiration Date, vote (or cause to be voted), or deliver a written consent (or cause a consent to be delivered) covering all of the Shares that such Stockholder shall be entitled to so vote, whether such Shares are beneficially owned by such Stockholder on the date of this Agreement or are subsequently acquired, (i) in favor of adoption and approval of the Agreement and Plan of Merger and the transactions contemplated thereby, including the Merger;
                    (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation, or warranty or any other obligation or agreement of the Seller contained in the Agreement and Plan of Merger or of the Stockholder contained in this Agreement; and (iii) against any Acquisition Proposal, or any agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or materially and adversely affect the consummation of the Merger or any of the transactions contemplated by the Agreement and Plan of Merger.

         2. EXPIRATION DATE. As used in this Agreement, the term "EXPIRATION DATE" shall mean the earlier to occur of (i) the Effective Time; (ii) such date and time as the Agreement and Plan of Merger shall be terminated pursuant to
Article IX thereof, or (iii) upon mutual written agreement of the parties to terminate this Agreement. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; PROVIDED HOWEVER, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement prior to termination hereof.

         3. AGREEMENT TO RETAIN SHARES. From and after the date hereof until the conclusion of the Company Meeting (taking into account any postponements or adjournments thereof), the Stockholder shall not, except as contemplated by this Agreement or the Agreement and Plan of Merger, directly or indirectly, sell, assign, transfer, assign, or otherwise dispose of (including, without limitation, by the creation of a Lien, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, assignment or other disposition of, any Shares owned by the Stockholder, whether such Shares are held by the Stockholder on the date of this Agreement or are subsequently acquired prior to any meeting of Stockholders prior to the Expiration Date, whether by the exercise of any stock options to acquire Shares or otherwise. Notwithstanding the foregoing, the Stockholder may make (a) transfers by will, or by operation of law, in which case this Agreement shall bind the transferee, (b) transfers in connection with estate and charitable planning purposes, including transfers to relatives, trusts and charitable organizations, subject to the transferee agreeing in writing to be bound by the terms of, and perform the obligations of the Stockholder under, this Agreement, and (c) as the Parent may otherwise agree in writing in its sole discretion.

         4. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. The Stockholder hereby represents and warrants to the Parent as follows:

               (a) the Stockholder has the complete and unrestricted power and the unqualified right to enter into and perform the terms of this Agreement;

               (b) this Agreement (assuming this Agreement constitutes a valid and binding agreement of the Parent) is a valid and legally binding agreement with respect to the Stockholder, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles);

               (c) except as set forth on SCHEDULE 1, the Stockholder beneficially owns the number of Shares indicated opposite such Stockholder's name on SCHEDULE 1, free and clear of any liens, claims, charges or other encumbrances or restrictions of any kind whatsoever ("LIENS"), and has sole or shared, and otherwise unrestricted, voting power with respect to such Shares;

               (d) the Stockholder understands that at the Effective Time of the Merger, (i) each outstanding Share listed on SCHEDULE 1 shall be automatically cancelled and converted into the right to receive (A) 1.4468 shares of Parent Common Stock or
                    (B) a cash amount equal to $34.00 per share of Company Common Stock (subject to the terms and provisions of the Agreement), and (ii) to the extent not exercised or otherwise terminated in accordance with the terms of the Agreement and Plan of Merger prior to the Effective Time, each option to purchase Shares listed on SCHEDULE 1 shall be automatically cancelled and converted automatically into an option to purchase shares of Parent Common Stock, as set forth in the Agreement and Plan of Merger;

               (e) the execution and delivery of this Agreement by Stockholder does not, and the performance by Stockholder of his or her obligations hereunder and the consummation by Stockholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Stockholder is a party or by which Stockholder is bound, or any statute, rule or regulation to which Stockholder is subject or, in the event that Stockholder is a corporation, partnership, trust or other entity, any bylaw or other organizational document of Stockholder.

         5. IRREVOCABLE PROXY. Subject to the last sentence of this Section 5, by execution of this Agreement, Stockholder does hereby appoint Parent with full power of substitution and resubstitution, as Stockholder's true and lawful attorney and irrevocable proxy, to the full extent of the undersigned's rights with respect to the Shares, to vote, if the Stockholder is unable to perform his or her obligations under this Agreement, each of such Shares solely with respect to the matters set forth in Section 1 hereof. Stockholder intends this proxy to be irrevocable and coupled with an interest hereafter until the Expiration Date and hereby revokes any proxy previously granted by Stockholder with respect to the Shares. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the Expiration Date of this Agreement.

         6. NO SOLICITATION. From and after the date hereof until the Expiration Date, Stockholder, in his or her capacity as a stockholder of the Seller, shall not, nor, to the extent applicable to Stockholder, shall he or she permit any of his or her affiliates to, nor shall he or she authorize any partner, officer director, advisor or representative of, Stockholder or any of its affiliates to, (a) solicit, initiate or knowingly encourage the submission of, any inquiries, proposals or offers from any person relating to a proposal regarding an Acquisition Proposal, (b) enter into any agreement with respect to an Acquisition Proposal (other than the Agreement and Plan of Merger), (c) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Acquisition Proposal (other than the Agreement and Plan of Merger) or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Agreement and Plan of Merger,
(d) initiate a stockholders' vote or action by consent of the Seller's stockholders with respect to an Acquisition Proposal, or (e) except by reason of this Agreement become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Seller that takes any action in support of an Acquisition Proposal.

         7. SPECIFIC ENFORCEMENT. The Stockholder has signed this Agreement intending to be legally bound thereby. The Stockholder expressly agrees that this Agreement shall be specifically enforceable in any court of competent jurisdiction in accordance with its terms against the Stockholder. All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be.

         8. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

         9. NO WAIVERS. No waivers of any breach of this Agreement extended by the Parent to the Stockholder shall be construed as a waiver of any rights or remedies of the Parent with respect to any other stockholder of the Seller who has executed an agreement substantially in the form of this Agreement with respect to Shares held or subsequently held by such stockholder or with respect to any subsequent breach of the Stockholder or any other such stockholder of the Seller. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

         10. MISCELLANEOUS. This Agreement to be governed by the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws thereof. If any provision hereof is deemed unenforceable, the enforceability of the other provisions hereof shall not be affected.

         11. CAPACITY AS STOCKHOLDER. Stockholder signs this Agreement solely in the Stockholder's capacity as a stockholder of the Seller, and not in the Stockholder's capacity as a director, officer or employee of the Seller or any of its subsidiaries or in the Stockholder's capacity as a trustee or fiduciary of any ERISA plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director and/or officer of the Seller in the exercise of his or her fiduciary duties consistent with the terms of the Agreement and Plan of Merger as a director and/or officer of the Seller or in his or her capacity as a trustee or fiduciary of any ERISA plan or trust or prevent or be construed to create any obligation on the part of any director and/or officer of the Seller or any trustee or fiduciary of any ERISA plan or trust from taking any action in his or her capacity as a director of the Seller.

         12. NO AGREEMENT UNTIL EXECUTED. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Board of Directors of the Seller has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Seller's Articles of Organization, the possible acquisition of the Shares by Parent pursuant to the Agreement and Plan of Merger, (b) the Agreement and Plan of Merger is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

         13. ENTIRE AGREEMENT. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto.

                            [SIGNATURE PAGE FOLLOWS]

         EXECUTED as of the date first above written.

                                   STOCKHOLDER


                                   ---------------------------------------------
                                   Name:
                                        ----------------------------------------


                                   SEACOAST FINANCIAL SERVICES CORPORATION

                                   By:
                                      ------------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------

                                 SCHEDULE 1(1)

        STOCKHOLDER            SHARES                     OPTIONS
        -----------            ------                     -------


     Notwithstanding anything in this Agreement to the contrary, the Stockholder does not represent that the Stockholder has any voting or other power with respect to any of the Shares set forth above which are Shares allocable to such Stockholder's account under any employee stock ownership, deferred investment or other similar plan of the Seller (other than for Shares allocable to the Stockholder's account under an employee stock ownership plan for which the Stockholder does have voting power).

--------
    (1) Shares include shares allocable to a stockholder's account under the Seller's employee stock ownership, deferred investment or other similar plans of the Seller.

                                     ANNEX B

                                  SHAREHOLDERS

Bruce G. Atwood

William F. Borhek

Ann Carter

Cleve Cogswell

Joel S. Geller

Rodney Henrkison

James K. Hunt

James P. McDonough

Jack B. Meehl

John P. O'Hearn, Jr.

Gordon N. Sanderson

Laura J. Sen

Wayne P. Smith

Jeffrey S. Stone

Kevin M. Tierney

                                     ANNEX C

                                   INDEX GROUP

Company                                                          Market Weight
-------                                                          -------------
Sterling Bancorp                                                     2.12
OceanFirst Financial Corp.                                           1.71
Flushing Financial Corporation                                       1.45
First Sentinel Bancorp, Inc.                                         2.48
Sun Bancorp, Inc.                                                    1.34
Independent Bank Corp.                                               2.12
Hudson River Bancorp, Inc.                                           2.45
Harleysville National Corporation                                    3.18
TrustCo Bank Corp NY                                                 4.71
S&T Bancorp, Inc.                                                    3.87
Dime Community Bancshares, Inc.                                      3.20
National Penn Bancshares, Inc.                                       3.53
Community Bank System, Inc.                                          3.01
NBT Bancorp Inc.                                                     3.37
Trust Company of New Jersey (The)                                    2.87
Susquehanna Bancshares, Inc.                                         5.29
Chittenden Corporation                                               5.69
Staten Island Bancorp, Inc.                                          5.96
Hudson United Bancorp                                                7.73
Fulton Financial Corporation                                        10.72
Independence Community Bank Corp.                                    9.89
Valley National Bancorp                                             13.30

                                                                   100.00
--------------------------------------------------------------------------